Exhibit 10.22

MISSION PARK

LEASE

BY AND BETWEEN

WASHCOP I LIMITED PARTNERSHIP,

a Delaware limited partnership

AND

CARDIVA MEDICAL, INC.,

a Delaware corporation

Table of Contents

1.	Basic Lease Terms	3

2.	Delivery of Possession and Commencement; Landlord’s Work	5

3.	Lease Term	6

4.	Rent Payment	7

5.	Letter of Credit	7

6.	Use of the Premises; Hazardous Materials	10

7.	Utility Charges; Building Maintenance	15

8.	Taxes, Assessments and Operating Expenses	16

9.	Parking	18

10.	Indemnification	19

11.	Insurance; Waiver of Subrogation	19

12.	Property Damage	20

13.	Condemnation	21

14.	Assignment, Subletting and Other Transfers	22

15.	Tenant Default	23

16.	Landlord Default	25

17.	Surrender at Expiration or Termination	26

18.	Mortgage or Sale by Landlord; Estoppel Certificates	27

19.	Liens	27

20.	Attorneys Fees; Waiver of Jury Trial	27

21.	Limitation on Liability; Transfer by Landlord	28

22.	Landlord’s Right to Perform Tenant’s Covenants	28

23.	Mortgagee Protection	28

24.	Real Estate Brokers; Finders	28

25.	Lease Contingency	29

26.	Miscellaneous	29

LEASE

For valuable consideration, Landlord and Tenant hereby covenant and agree as follows:

1.	Basic Lease Terms.

1.1 Reference Date of Lease. October 11, 2018

1.2	Landlord.	WASHCOP I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”)

Address for Payment of Rent:	Mission Park
P.O. Box 511468
Los Angeles, CA 90051-8023

Wiring Instructions for
Payment of Rent:

WREH Mission Park Operations (California
Acct - aba # [Intentionally Omitted]

US Bank# [Intentionally Omitted]

BANK:
US Bank 1420 5th Ave, Suite 600
Seattle, WA 98101
Bank administrative contact: Commercial
Customer Svc - [Intentionally Omitted]

ACCOUNT HOLDER:
Washcop I Limited Partnership
FED ID # [Intentionally Omitted] 600 University Street, Suite 2820
Seattle, WA 9810 I

Address For Notices:	Washcop I Limited Partnership
c/o Washington Holdings 600 University Street, Suite 2820
Seattle, WA 98101

With a copy to

Washington Holdings 1800 Wyatt Drive, Suite 8
Santa Clara, CA 95054

1.3	Tenant.	CARDIVA MEDICAL, INC., a Delaware corporation (“Tenant”)

Trade Name: Cardiva Medical

Address for Invoices:	Cardiva Medical 1615 Wyatt Drive
Santa Clara, CA 95054
[Intentionally Omitted]
Attn: Chief Financial Officer
[Intentionally Omitted]

Address for Notices:	Cardiva Medical
1615 Wyatt Drive
Santa Clara, CA 95054
[Intentionally Omitted]
Attn: Chief Financial Officer
[Intentionally Omitted]

Taxpayer ID Number:	[Intentionally Omitted]

1.4 Building. The approximately 23,610 square foot building shown on Exhibit A and located at the address commonly known as 1615 Wyatt Drive, Santa Clara, CA 95054 (the “Building”).

1.5 Premises: Premises Area. A portion of the Building as generally shown on the attached Exhibit A (the “Premises”). The Premises shall consist of approximately 10,205 rentable square feet (the “Premises Area”).

1.6 Outside Area. All areas and facilities within the Project (as defined below) exclusive of the interior of the Building which are not appropriated to the exclusive occupancy of tenants, including all non-reserved vehicle parking areas, perimeter roads, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs, service delivery facilities, truck maneuvering areas, trash disposal facilities, common storage areas, common utility facilities and all other areas for non-exclusive use (the “Outside Area”). Landlord reserves the right to change, reconfigure or rearrange the Outside Area and to do such other acts in and to the Outside Area as Landlord deems necessary or desirable.

1.7 ***Project The project in which the Premises and Building are located (and which includes the Premises and Building) is commonly known as Mission Park (the “Project”), as generally shown on Exhibit B attached hereto and incorporated herein. Landlord reserves the right to construct additional buildings within the Project, in which event the area of such buildings shall be added to the area of the existing buildings to determine the total building area of the Project. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project and on which one or more buildings have been constructed.

1.8 Permitted Use. General office, medical device sales, storage, administrative, warehousing and research and development and other ancillary uses directly related thereto (the “Permitted Use”).

1.9 Lease Term. Five (5) years and two (2) months.

1.9.1 Commencement Date. The date of Substantial Completion (as defined in Exhibit C attached hereto) of the Landlord’s Work as set forth in Exhibit C (the “Commencement Date”), which date is estimated to be November 1, 2018 (the “Estimated Commencement Date”).

1.9.2 Expiration Date. The last day of the sixty-second (62nd) full calendar month of the Lease Term, which is estimated to be December 31, 2023 (the “Expiration Date”).

1.9.3 [Intentionally Deleted]

1.9.4 Number of Full Calendar Months. Approximately sixty-two (62) full calendar months plus the First (1st) Partial Month, if any (as defined below); if the Commencement Date does not occur on the first (1st) day of a month, the Lease Term shall additionally include that portion of the month in which the Commencement Date occurs and which follows the Commencement Date (the “First (1st) Partial Month”).

1.10 Base Rent. Subject to Paragraphs 3 and 4.1, monthly payments of base rent (“Base Rent”) shall be according to the following schedule:

Period of Time	Monthly Base Rent
Month 1 - Month 12	$27,043.25	*
Month 13 - Month 24	$27,854.55
Month 25 - Month 36	$28,690.18
Month 37 - Month 48	$29,550.89
Month 49 - Month 60	$30,437.42
Month 61 - Month 62	$31,350.54

*Base	Rent for the first (1st) two (2) full calendar months of the Lease Term is subject to abatement pursuant to Section 4.3 of the Lease.

If the Commencement Date does not occur on the first (1st) day of a month, Base Rent for the First (1st) Partial Month shall be equal to the initial monthly Base Rent set forth in the chart above, prorated to reflect the number of days during the First (1st) Partial Month.

1.11 Letter of Credit. Two Hundred Thousand Dollars ($200,000.00) (the “Letter of Credit”).

1.12 Tenant’s Proportionate Share(s). Subject to Paragraph 8.2, (i) Tenant’s initial proportionate share for Taxes (as defined in Paragraph 8.3) is 43.22%, and (ii) Tenant’s initial proportionate share for Operating Expenses (as defined in Paragraph 8.4) is 43.22%.

1.13 Estimated Operating Expenses and Taxes: An aggregate estimated payment for allocation toward Operating Expenses and Taxes equal to $5,925.73 per month.

1.14 CC&R’s. Those certain covenants, conditions and restrictions recorded in Book E671, Page 414, Official Records of Santa Clara County, on July 26, 1979, as amended and as may be amended from time to time (the “CC&R’s”).

1.15 Landlord’s Work. Those improvements to the Premises to be constructed by Landlord pursuant to Exhibit C attached hereto and incorporated herein (“Landlord’s Work”).

1.16 Landlord’s Agents. Landlord’s agents, partners, subsidiaries, directors, officers, and employees (“Landlord’s Agents”).

1.17 Tenant’s Agents. Tenant’s agents. employee s, contractors, subtenants. or invitees (“Tenant’s Agents”).

This lease (this “Lease”) is entered into as of the Reference Date set forth above by Landlord and Tenant (each as defined above in the Basic Lease Terms).

2.	Delivery of Possession and Commencement; Landlord’s Work.

2.1 Delivery. Should Landlord be unable to deliver possession of the Premises on the Estimated Commencement Date stated in the Basic Lease Terms (i) Tenant shall take possession of the Premises when Landlord notifies Tenant that the Premises are ready for delivery to Tenant as set forth in this Lease, (ii) the Commencement Date shall be deferred and Tenant shall owe no rent until Landlord delivers notice tendering possession to Tenant if such delay is not caused by a Tenant Delay (as defined below). The term “Tenant Delays” as used in this Lease shall mean any delay or delays in Landlord’s Substantial Completion of the Landlord’s Work resulting from one or more of the following:

2.1.1 Tenant’s failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date;

2.1.2 Tenant’s selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

2.1.3 Changes requested or made by Tenant to previously approved plans and specifications;

2.1.4 The performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of the Landlord’s Work; or

2.1.5 Interference with Landlord’s Work caused by Tenant or by Tenant’s contractors or subcontractors; or

2.1.6 A breach of, or a default by Tenant under this Lease (including, without limitation Exhibit C);

Landlord shall have no liability to Tenant for any such delays in the delivery of possession and neither Landlord nor Tenant shall have the right to terminate this Lease as the result of such delays. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a rent abatement following the Commencement Date of $901.44 for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. The “Outside Completion Date” shall mean the date which is the later of (i) one hundred twenty (120) days after the Estimated Commencement Date; or (ii) the date on which Tenant has properly executed and delivered this Lease, along with all prepaid rental, insurance certificates and the Letter of Credit required hereunder. Landlord and Tenant acknowledge and agree that: (a) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (b) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of force majeure (as defined in Paragraph 26. l below).

2.2 Landlord’s Work; As-Is Delivery. The Premises shall be delivered to Tenant with Landlord’s Work Substantially Completed as set forth in Exhibit C. Landlord’s correction of any Punch List items (as defined in Exhibit C attached hereto) shall not postpone the Commencement Date of this Lease. Tenant hereby acknowledges that Tenant has inspected the Premises and, subject to the performance of Landlord’s Work and the express terms of Exhibit C, agrees to accept the same “AS IS” and in their present condition, and without any representation or warranty by or from Landlord as to the condition of the Premises, the habitability of the Premises, the fitness of the Premises for the Permitted Use and/or the conduct of Tenant’s business in the Premises, or the zoning of the Premises. However, notwithstanding the foregoing, Landlord agrees that base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order and the roof shall be in watertight condition as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or Tenant’s Agents or by any alterations or improvements performed by or on behalf of Tenant (other than the Landlord’s Work), if such systems are not in good working order or the roof is not in watertight condition as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within one hundred eighty (180) days following the date Landlord delivers possession of the Premises to Tenant, Landlord, at Landlord’s sole cost (and not as part of Operating Expenses), shall be responsible for repairing or restoring the same. If any Tenant Delays occur, the Commencement Date shall be the date that, in the opinion of Landlord’s architect or space planner, Substantial Completion would have occurred if such delays had not taken place.

2.3 CASp. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “ Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by Regulation, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand.

2.4 Early Entry. Subject to the terms of this Paragraph 2.4 and provided that this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental, the Letter of Credit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises. at Tenant’s sole risk ten (10) days prior to Landlord’s reasonable estimate of the Commencement Date solely for the purpose of installing cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises for such purposes. However, Tenant shall be liable for any parking charges, utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Paragraph, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Base Rent, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Expiration Date. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Landlord’s Work at the earliest possible date.

3.	Lease Term.

The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date (the “Lease Term”). The Expiration Date of this Lease shall be the date stated in the Basic Lease Terms or, if delivery of the Premises is delayed as set forth in Paragraph 2.1 or Paragraph 2.2, the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month in which the Commencement Date occurs. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form attached hereto and incorporated herein as Exhibit D.

4.	Rent Payment.

4.1 Base Rent; Additional Rent. Tenant shall pay to Landlord the Base Rent for the Premises set forth in the Basic Lease Terms and all amounts other than Base Rent that this Lease requires (“Additional Rent”) without demand, deduction or offset. As used herein, “Rent” or “rent” shall mean Base Rent and Additional Rent. Payment shall be made in U.S. currency by (i) checks payable to Landlord and mailed to the address for rent payments as set forth above, (ii) through an automatic clearing house; or (iii) by wire in accordance with the wiring instructions set forth above, or as otherwise may be designated in writing by Landlord. Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the following amounts to be applied as set forth below:

4.1.1 Base Rent to be applied toward Base Rent due for the third (3rd) month of the Lease Term shall be $27,043.25.

4.1.2 Estimated payment of Operating Expenses and Taxes in the amount of $5,925.73 to be applied toward Additional Rent due for the first (1st) month of the Lease Term.

Thereafter, Base Rent and Additional Rent shall be payable in advance on the first (1st) day of each month during the Lease Term. Base Rent and Additional Rent for any partial month during the Lease Term shall be prorated to reflect the number of days during the relevant month. Payment by Tenant or receipt by Landlord of any amount less than the full Base Rent or Additional Rent due from Tenant, or any disbursement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rental or pursue any other remedy provided in this Lease.

4.2 Lockbox Payments. Tenant shall pay Base Rent, Additional Rent or other charges under this Lease to a “lock box” or other depository whereby checks issued in payment of such items are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority); for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until the date on which such funds are actually received by Landlord or in the “lockbox” account, (ii) Landlord shall be deemed to have accepted such payment if (and only if) Landlord shall not have immediately refunded (or attempted to immediately refund) such payment to Tenant and (iii) Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord or Landlord’s bank may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity.

4.3 Abated Base Rent. Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $27,043.25 for the first (1st) two (2) full calendar months of the Lease Term. The total amount of Base Rent abated pursuant to this Section 4.3 shall equal $54,086.50. If Tenant defaults under this Lease at any time during the Lease Term and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date) shall immediately become due and payable. Only Base Rent shall be abated pursuant to this Paragraph, as more particularly described herein, and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

5.	Letter of Credit.

Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Two Hundred Thousand Dollars ($200,000.00). The following terms and conditions shall apply to the Letter of Credit:

5.1 The Letter of Credit shall be in favor of Landlord, shall be issued by a bank reasonably acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit G. Landlord hereby approves Bridge Bank (and its affiliate Western Alliance Bank) as the issuing bank for the Letter of Credit.

5.2 The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent to the Expiration Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit a security deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

5.3 Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 5.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 5 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and bold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 5. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then authorized representative’s) certification set forth in Exhibit G.

5.4 Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees) not reimbursed by Tenant within the time period required under this Lease; and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

5.5 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 5, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 5), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5.6 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

5.7 If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord as a security deposit. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all reasonable attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

5.8 Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 5.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or Tenant’s Agents, including any damages Landlord suffers following termination of this Lease.

5.9 Notwithstanding anything to the contrary contained in this Lease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must, within ten (10) days, provide a substitute Letter of Credit that satisfies the requirements of this Lease hereby from a financial institution acceptable to Landlord, in Landlord’s reasonable discretion. In such event, at Tenant’s election, Tenant may deliver to Landlord a cash security deposit (the “Security Deposit”) in an amount equal to the then-current required face amount of the Letter of Credit in lieu of such substitute Letter of Credit. In such event, such Security Deposit shall be subject to the remaining terms of this Paragraph 5.9. The Security Deposit shall be a debt from Landlord to Tenant. Landlord may commingle the Security Deposit with its funds and shall have no obligation to pay any interest on the Security Deposit. Landlord shall have the right to offset against the Security Deposit any sums owing from Tenant to Landlord and not paid when due, any damages caused by Tenant’s default, the cost of curing any default by Tenant should Landlord elect to do so, and the cost of performing any repair, maintenance or cleanup that is the responsibility of Tenant under this Lease. Offset against the Security Deposit shall not be an exclusive remedy in any of the above cases but may be invoked by Landlord, at its option, in addition to any other remedy provided by law or this Lease for Tenant’s nonperformance. Landlord shall give notice to Tenant each time an offset is claimed against the Security Deposit, and unless the Lease is terminated, Tenant shall within ten (10) days after such notice deposit with Landlord a sum equal to the amount of the offset so that the total deposit amount, net of offset, shall remain constant throughout the Lease Term. Tenant’s failure to make such deposit after offset shall be a default under this Lease. Any remaining balance of such Security Deposit shall be returned by Landlord to Tenant (or, at Landlord’s option, to the last assignee of Tenant) after Tenant’s obligations under this Lease have been fulfilled. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and agrees that Landlord may hold and apply the Security Deposit to future rent damages. In the event Tenant substitutes the Letter of Credit required hereunder with a cash Security Deposit pursuant to this Paragraph 5.9, if Tenant would have been entitled to reduce the face amount of the Letter of Credit pursuant to Paragraph 5.10 below, then the Security Deposit amount shall be reduced by the same amount that the face amount of the Letter of Credit would have been reduced under Paragraph 5.10 and Landlord shall credit the amount by which the Security Deposit is reduced against Tenant’s next arising payment(s) of Base Rent after the later to occur of(a) Landlord’s receipt of the Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above. Tenant shall have no right to any return or reimbursement of the portion of the Security Deposit applied by Landlord as provided herein and hereby waives and releases any and all claims to such portion of the Security Deposit so applied by Landlord pursuant to this Paragraph 5.9.

5.10 Notwithstanding any contrary provision hereof, provided that Tenant has timely paid all Rent due under this Lease, the Letter of Credit amount shall be reduced on the following dates (each. a “Reduction Effective Date”) to be equal to the following corresponding amounts (each, a “Reduced Amount”): (a) $150,000 .00 on the first (1st) day of the thirty-seventh (37th) full calendar month of the Lease Term; and (b) $125,000.00 on the first (1st) day of the forty-ninth (49th) full calendar month of the Lease Tenn. In addition to the foregoing, and provided that Tenant has timely paid all Rent due under this Lease, if (A) Tenant’s Financial Information (defined below) reflects three (3) consecutive calendar quarters of profitability at any time during the Lease Term, as reasonably determined by Landlord, or (B) Tenant’s Financial Information reflects, to Landlord’s reasonable satisfaction, an infusion of additional capital funding in Tenant (in the form of cash or such other commitments for debt or equity financing that are reasonably acceptable to Landlord) in an amount not less than $10,000,000.00 (which may be cumulative over time and not necessarily in one financing event), Tenant shall have the right to reduce the amount of the Letter of Credit amount so that the new Letter of Credit amount will be $37,276.27. If Tenant believes it is entitled to a reduction in the Letter of Credit, Tenant shall provide Landlord with written notice requesting that the Letter of Credit be reduced as provided above (the “Reduction Notice”).

If Tenant believes it is entitled to a reduction in the Letter of Credit pursuant to subsections (A) or (B) above, concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s most recent audited financial statements prepared in the ordinary course of Tenant’s business or, if unaudited, certified by Tenant’s chief financial officer as being prepared in accordance with Generally Accepted Accounting Principles (GAAP) (or such other accounting method, consistently applied, reasonably approved by Landlord) and true, complete and correct in all material respects, and any other financial information (including, if applicable, evidence of funding commitments) reasonably requested by Landlord (“Tenant’s Financial Information”). Landlord shall keep Tenant’s Financial Information confidential, subject to and in accordance with the terms and conditions of Paragraph 26.15 below. If the Letter of Credit amount is reduced in accordance with this Paragraph 5.10, Tenant shall either (i) deliver to Landlord a new Letter of Credit in the amount of the Reduced Amount and otherwise satisfying the requirements of this Paragraph 5, whereupon Landlord shall return the Letter of Credit then held by Landlord (the “Existing Letter of Credit”) to Tenant within thirty (30) days after the later of Landlord’s receipt of such new Letter of Credit or the Reduction Effective Date, or (ii) deliver to Landlord an amendment to the Existing Letter of Credit, executed by and binding upon the issuer of the Existing Letter of Credit and in a form reasonably acceptable to Landlord, reducing the amount of the Existing Letter of Credit to the Reduced Amount, whereupon Landlord shall execute and return such amendment to Tenant within thirty (30) days after the later of Landlord’s receipt of such amendment or the Reduction Effective Date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit amount and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Letter of Credit amount as described herein.

6.	Use of the Premises; Hazardous Materials.

6.1 Permitted Use: CC&R’s. Subject to Tenant’s acknowledgment set forth in Paragraph 2.2, the Premises shall be used for the Permitted Use set forth in the Basic Lease Terms and for no other purpose without Landlord’s prior written consent which may be withheld in Landlord’s sole and absolute discretion if such proposed use would violate Applicable Laws, exclusivity rights of any other tenant or occupant of the Project or the certificate of occupancy for the Building, and otherwise in Landlord’s reasonable discretion. Tenant agrees that the Premises are subject and this Lease is subordinate to the CC&R’s. Tenant acknowledges receipt of a copy of the CC&R’s and further acknowledges that it has read the CC&R’s and knows the contents thereof. From and after the Reference Date and continuing through the Lease Term, Tenant shall faithfully and timely perform and comply with the CC&R’s and any modifications or amendments thereof. Notwithstanding anything herein to the contrary, except in connection with a request by any lender of Landlord’s Agents or as otherwise required to comply with Applicable Laws, Landlord shall not voluntarily enter into any amendment or other modification to any existing CC&Rs or enter into any new covenants, conditions and restrictions which materially and adversely increase the obligations or decrease the rights of Tenant under this Lease.

6.2 Compliance with Applicable Laws and Requirements.

6.2.1 In connection with its use, Tenant shall at its expense comply with the CC&R’s, all applicable laws, ordinances, regulations, codes and orders of any governmental or other public authority including without limitation, any and all Hazardous Materials Laws as defined in Paragraph 6.6.6 (together with any supplements or modifications thereto, “Applicable Laws”), and also including. without limitation, those requiring alteration of the Premises because of Tenant’s specific use or required pursuant to Paragraph 6.6. Nothing herein shall require Tenant, with respect to the Premises, to comply with Applicable Laws which require structural alterations without reference to the particular use of Tenant (other than general office use), the acts or omissions of Tenant or any of Tenant’s Agents, or any alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord’s Work); provided, however, that even though Tenant shall be required to perform such structural alterations, additions or improvements, Landlord shall have the right, in Landlord’s sole discretion, to do so on Tenant’s behalf and at Tenant’s sole cost and expense. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain any and all permits and licenses required in order for Tenant to operate the Permitted Use in the Premises (other than, solely with respect to the Landlord’s Work, all approvals necessary for the occupancy of the Premises by Tenant). Tenant shall not commit any public or private nuisance or any other act or thing, which might or would disturb the quiet enjoyment of any tenant or occupant of the Building, any other portion of the Project or any nearby property. Tenant shall not invalidate or impair any roof warranty; nor place any loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building. Tenant shall not bring upon the Premises or any portion of the Building or Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

6.2.2 From and after the Reference Date and continuing through the Lease Term, Tenant shall not:

(i) Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

(ii) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity with jurisdiction, does or may pollute or contaminate the same, or is or may become radioactive, or may adversely affect (i) the health or safety of persons, whether on the Premises, the Project, or elsewhere, (ii) the condition, use or enjoyment of the Premises, the Project, or any other real or personal property located on the Premises, the Project or elsewhere, or (iii) the Premises, the Project, or any of the improvements constructed thereon, including buildings, foundations, pipes, utility lines, landscaping or parking areas;

(iii) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

(iv) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises or the Project, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

(v) Create or permit to be created any ground vibration that is discernible outside the Premises or the Project; or

(vi) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation, which is harmful or hazardous to any person or property in, on or about the Premises, the Project, or elsewhere.

6.3 Signage.

6.3.1 The location, size, design, color and other physical aspects of Tenant’s identification signage shall comply with the sign criteria for the Project attached hereto and incorporated herein as Exhibit F and shall be subject to the Landlord’s written approval prior to installation (which shall not be unreasonably withheld), the CC&R’s and any appropriate municipal or other governmental approvals and any other Applicable Laws. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state. The cost of Tenant’s signs, their installation, maintenance and removal expense shall be Tenant’s sole expense. If Tenant fails to maintain its signs. or, if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent.

6.3.2 So long as (a) Tenant is not in default under the terms of this Lease; (b) Tenant is in occupancy of no less than seventy-five percent (75%) of the entire Premises; and (c) Tenant has not assigned this Lease or sublet more than twenty-five percent (25%) of the Premises, Tenant shall have the right to have its name listed on fifty percent (50%) of the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Paragraph 6.3.2. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all Applicable Laws and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign. shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign. Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk. cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. If during the Lease Term (and any extensions thereof) (i) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (ii) Tenant leases and occupies less than seventy-five percent (75%) of the entire Premises; or (iii) Tenant assigns this Lease or subleases more than twenty-five percent (25%) of the entire Premises, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as Additional Rent within five (5) days of Landlord’s demand. Landlord may, at anytime during the Lease Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord. The rights provided in this Paragraph 6.3.2 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

6.4 Alterations. Except for Permitted Alterations (as defined below), Tenant shall make no alterations, additions or improvements to the Premises and/or in, on or about the Building (including, without limitation, lighting, heating, ventilating, air conditioning, electrical, partitioning, window coverings and carpentry installations) (collectively. “Alterations”) without Landlord’s prior written consent as provided in this Paragraph 6.4 and without a valid building permit issued by the appropriate governmental agency.

6.4.1 To the extent that any Alterations to the Premises constitute “Major Alterations” (as defined below), Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord’s consent to any Alterations to the Premises other than Major Alterations (and excluding Permitted Alterations as set forth below) shall not be unreasonably withheld, conditioned or delayed. As used herein. “Major Alterations” shall mean any Alterations (i) which are visible from outside the Premises and/or Building (including design and aesthetic changes), and/or (ii) to the exterior of the Building, the roof of the Building, the heating, ventilation and/or air conditioning systems serving the Premises, the fire sprinkler, plumbing, electrical, mechanical and/or any other systems serving the Premises, any interior, load-bearing walls, the foundation and/or the slab of the Building.

6.4.2 Together with Tenant’s request for Landlord’s consent to any Alterations other than Permitted Alterations, Tenant shall deliver to Landlord preliminary plans and specifications prepared by a California licensed architect for the proposed Alterations (the “Preliminary Plans and Specifications”). The Preliminary Plans and Specifications shall be in sufficient detail to enable Landlord to fully understand the nature and scope of the proposed Alterations and the potential effect of the proposed Alterations on the Building and Project and shall include, as and if reasonably required by Landlord as part of Landlord’s review, full architectural and engineering plans and specifications for the proposed Alterations. Without limiting the foregoing, the Preliminary Plans and Specifications for any proposed Major Alterations shall include full architectural and engineering plans. If Landlord does not approve the Preliminary Plans and Specifications, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions after Tenant’s receipt of Landlord’s revisions thereto. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Construction Documents”. Once the Construction Documents have been approved, no further changes to the Construction Documents may be made without prior written approval from both Landlord (pursuant to this Paragraph 6.4) and Tenant. While Landlord has the right to approve the Preliminary Plans and Specifications and the Construction Documents, Landlord’s interest in doing so is to protect the Premises and Landlord’s interests. Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Plans and Specifications and/or the Construction Documents, or the compliance thereof with Applicable Law, and Landlord shall incur no liability of any kind by reason of granting such approvals.

6.4.3 Tenant shall be permitted, without Landlord’s prior written consent provided that Tenant complies with all other terms and conditions of this Paragraph 6.4, to make nonstructural Alterations not exceeding Fifteen Thousand and No/100 Dollars ($15,000.00) in cost per calendar year to the interior of the Premises (the “Permitted Alterations”).

6.4.4 Tenant shall notify Landlord in writing at least ten (10) business days prior to commencement of any such work to enable Landlord to post a Notice of Non-Responsibility or other notice deemed proper before the commencement of such work. Any and all such Alterations shall comply with the CC&R’s and all Applicable Laws including, without limitation, obtaining any required permits or other governmental approvals, shall be performed by a California licensed contractor and shall be done in a good and workmanlike manner conforming in quality and design with the Premises as then currently existing, and shall not diminish the value of the Premises. In connection with any Alterations made by Tenant to the Premises expected (as reasonably determined by Landlord) to cost in excess of Forty Thousand and 00/100 Dollars ($40,000.00), Landlord may require that Tenant deposit with Landlord prior to the making of such Alterations an amount as reasonably required by Landlord as security for the full and faithful performance of Tenant’s obligations with respect to such Alterations, including, without limitation, the obligation to remove such Alterations at the expiration of the Lease Term or earlier termination of this Lease, and all such assurances as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to waivers of lien, surety company performance bonds and to protect Landlord and the Building and any appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s property unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the Alterations be removed. In such case, Tenant, at its sole cost and expense, shall promptly remove the specified Alterations and shall fully repair and restore the relevant portion(s) of the Premises to their condition prior to the making of such Alterations. Notwithstanding anything to the contrary contained herein, so Jong as Tenant’s written request for consent for proposed Alterations substantially contains the following language “PURSUANT TO Paragraph 6.4 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with this Paragraph 6.4 and Paragraph 17.1 below, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations.

6.5 Cabling. Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord. Any installation of Cabling shall be performed pursuant to Paragraph 6.4, shall meet the requirements of the National Electrical Code (as may be amended from time to time), and shall comply with the CC&R’s and all Applicable Laws. On or prior to the expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all Cabling so installed unless Landlord, in its sole and absolute discretion, elects in writing to waive this requirement. Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all Applicable Laws.

6.6 Hazardous Materials.

6.6.1 Upon Landlord’s request or in the event Tenant intends to generate, bring onto, use, store or dispose of any Hazardous Materials in or about the Premises, the Outside Area or any other portion of the Project, Tenant agrees to complete the questionnaire (the “Hazardous Materials Questionnaire”) attached hereto and incorporated herein as Exhibit E (it being agreed that, in no event, shall Tenant be permitted to bring any Hazardous Materials upon the Premises unless and until Tenant first provides the Hazardous Materials Questionnaire). Tenant represents and warrants that the information completed by Tenant in the Hazardous Materials Questionnaire, if any, is true and complete. Tenant agrees to immediately inform Landlord in writing if any of the information contained in the Hazardous Materials Questionnaire becomes untrue, inaccurate or incomplete.

6.6.2 Tenant shall not cause or permit any Hazardous Materials to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Outside Area, or any other portion of the Project, by Tenant or Tenant’s Agents, except for (i) standard office supplies and standard janitorial supplies which may be Hazardous Materials but only to the extent that such supplies (and the quantities thereof) are normally used in connection with general office uses; and (ii) the quantities and types of Hazardous Materials set forth on the Hazardous Materials Questionnaire, if applicable, approved by Landlord (in Landlord’s sole discretion). Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant’s Agent shall strictly comply with all applicable Hazardous Materials Laws. Without limiting the generality of the foregoing and/or the terms and conditions set forth is Section 6.6.8 below, upon the expiration of the Lease Term or the earlier termination of this Lease, Tenant shall comply with all Hazardous Materials Laws relating to the closure of the Premises and/or the removal or remediation of Hazardous Materials present in, on or about the Premises.

6.6.3 Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any Hazardous Materials which relates to the Premises, (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law, and/or (iii) any notice or communication from a governmental agency or any other person relating to any Hazardous Materials on, under or about the Premises; or (iii) any violation of any Hazardous Materials Laws with respect to the Premises or Tenant’s activities on or in connection with the Premises. Tenant and Tenant’s Agents shall not bring Hazardous Materials of types or quantities differing from those set forth in the Hazardous Materials Questionnaire without first obtaining the written permission of the Landlord. At any time during the Lease term, Tenant shall, within five (5) business days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant or Tenant’s Agents on the Premises, the nature of such use, and the manner of storage and disposal.

6.6.4 In the event of a spill, leak, disposal or other release of any Hazardous Materials on, under or about the Premises, the Outside Area or any other portion of the Project caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Material(s), (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Materials contamination is eliminated to Landlord’s reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

6.6.5 If Landlord at any time during the Lease Term (including any holdover period) reasonably believes that Tenant is not complying with any of the requirements of this Paragraph 6.6, Landlord may require Tenant to furnish to Landlord, at Tenant’s sole expense and within thirty (30) days following Landlord’s request therefor, an environmental audit or any environmental assessment with respect to the matters of concern to Landlord. Such audit or assessment shall be prepared by a qualified consultant reasonably acceptable to Landlord. In addition, Landlord may cause testing wells to be installed on or about the Outside Area, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant’s business in connection with such installation. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 6.6.7.

6.6.6 As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) defined as hazardous or extremely hazardous pursuant to §66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a “hazardous waste” pursuant to §1004 of the Federal Resource Conservation and Recovery Act, 42 USC, §6901 et seq. (42 USC §6903), or (iii) defined as a “hazardous substance” pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC, §9601 et seq. (42 USC §6901). As used herein the term “ Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the US Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

6.6.7 Tenant shall indemnify, defend and hold harmless Landlord, Landlord’s Agents, any persons holding a security interest in the Premises or any other portion of the Project, and the respective successors and assigns of each of them, for, from and against any and all claims, demands, liabilities, damages, fines, losses (including without limitation diminution in value), costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Hazardous Materials Laws) and expenses (including without limitation reasonable attorneys fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Materials on, under or about the Premises by Tenant or any of Tenant’s Agents or invitees. Landlord’s rights under this Paragraph 6.6.7 are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this Lease or otherwise. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord upon Landlord’s demand. The obligation to indemnify, defend and hold harmless shall include, without limitation, (A) reasonable costs incurred in connection with investigation of site conditions, (B) reasonable costs of any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision with respect to Hazardous Materials, (C) diminution in value of the Premises and/or any other portion of the Project, (D) damages arising from any adverse impact on marketing of space in the Building and/or any other portion of the Project, (E) reasonable sums paid in settlement of claims, attorneys fees, consultant and laboratory fees and expert fees, and (F) the value of any loss of the use of the Premises or any other portion of the Project or any part thereof. Tenant’s obligations under this Paragraph 6.6.7 shall survive the expiration or termination of this Lease for any reason.

6.6.8 Landlord represents that Landlord has no actual knowledge of any Hazardous Materials present in the Building in amounts and conditions which are in violation of Environmental Laws. For purposes of this Paragraph, “ Landlord’s actual knowledge” and “ knowledge” shall be deemed to mean and limited to the current actual knowledge of the Property Manager at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any Landlord of Landlord’s agents, employees or related entities and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Notwithstanding the foregoing, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any of Tenant’s Agents or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any of Tenant’s Agents. For purposes of this Paragraph 6.6.8, Tenant. not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant.

6.6.9 The obligations of Landlord and Tenant under this Paragraph 6.6 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 6.6. In the event of any inconsistency between any other part of the Lease and this Paragraph 6.6, the terms of this Paragraph 6.6 shall control.

7.	Utility Charges; Building Maintenance.

7.1 Utility Charges.

7.1.1 During the Lease Term, Landlord agrees to provide electricity to the Premises in a manner consistent with the electricity provided to the Premises as of the date of this Lease. Tenant shall be responsible for and shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, telephone and all other utilities, materials and services of any kind furnished to the Premises and/or the Building or used by Tenant in, on or about the Premises and/or the Building during the Lease Term. If charges are not separately metered or stated or otherwise included as part of Operating Expenses, Landlord shall apportion the utility charges on an equitable basis and Tenant shall pay such charges to Landlord within ten (10) days following receipt by Tenant of Landlord’s statement for such charges. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord’s reasonable control.

7.1.2 ENERGY STAR®. Tenant understands that Landlord is required under Applicable Laws to obtain, input and disclose certain benchmarking data for the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager. Accordingly, within ten (10) business days following written request therefor from Landlord (and thereafter as set forth below). Tenant will complete, execute and deliver to Landlord a data release authorization for each utility serving the Premises maintained in Tenant’s name or otherwise for the account of Tenant, in form and substance required by the relevant utility provider, permitting the relevant utility to disclose to Landlord Tenant’s monthly billing data, building square footage, occupancy type, operational characteristics and other information reasonably required for purposes of inputting the benchmarking data required by the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager (the “Data Release Authorization”). In addition, if Tenant’s name or entity changes. Tenant shall complete, execute and deliver to Landlord an additional Data Release Authorization within ten (10) days following receipt of written request therefor from Landlord.

7.1.3 Landlord shall not unreasonably withhold its consent to a telecommunications provider if the telecommunication services affect only the Premises, any agreement between Tenant and such telecommunications provider is terminable at will (and which agreement Tenant hereby agrees to terminate if reasonably requested by Landlord). Landlord shall have no obligations to such telecommunications provider or any other party either in connection with Tenant’s agreement with such telecommunications provider or otherwise.

7.2 Landlord Maintenance and Repairs.

7.2.1 Landlord’s maintenance, repair and replacement obligations which are paid by Landlord and not reimbursed by Tenant are set forth in this Paragraph 7.2.1. Landlord, at its sole cost and expense (and not as part of Operating Expenses), shall be responsible only for (i) repair and replacement of the foundation of the Building and (ii) repair and replacement of the structural elements of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents. The structural elements of the Building shall consists of only the following parts of the Building: the foundation and subflooring, the roof structure (including the roof membrane), and the exterior walls, interior bearing or structural walls (excluding, however, interior wall surfaces). In addition, the terms “roof” and “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.

7.2.2 Subject to Tenant’s payment of Operating Expenses as set forth below, Landlord shall also maintain in good order, condition and repair (i) the roof of the Building (including, without limitation, roof replacement), (ii) the Outside Area serving the Premises, (iii) the heating and air conditioning systems and equipment serving the Premises and the Building, and (iv) the fire and life safety systems and equipment serving the Premises and the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents. Landlord shall at all times have exclusive control of the Outside Area, including the right to grant easements or other rights of access to third parties, and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business or Tenant’s reasonable access to the Premises and the parking facilities serving the Building. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs. Tenant waives the provisions of§ 1941 and §1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

7.3 Tenant Maintenance and Repairs. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair, and shall replace, every part of the Premises that is not within Landlord’s obligation pursuant to Paragraph 7.2. Tenant’s repair and maintenance obligations shall include, without limitation, all of the following which are a part of the Premises, which are located in, on or about the Premises, or which are located outside the Premises but exclusively serve the Premises (including Building systems to the point of connection to the Premises): mechanical, electrical, gas, plumbing, water, exhaust, telephone, other communication, and data systems, fixtures, pipes, conduits, appliances, equipment, facilities, and units; fixtures, interior walls, ceiling, floors, windows, doors, entrances, plate glass, skylights, and fans; lighting fixtures, ballasts, lamps and non-structural portions of the roof. Tenant shall also be responsible, at its sole cost and expense, for all pest control in, on, or about the Premises and the Outside Area surrounding the Premises. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of debris, and obstructions of every kind.

7.4 Security. Tenant acknowledges and agrees that Tenant is responsible for securing the Premises and that Landlord does not, and shall not be obligated to, provide any police personnel or other security services or systems for any portion of the Premises, Building, Outside Area and/or Project.

7.5 Interference. Landlord shall have no liability for interference with Tenant’s use when making alterations, improvements or repairs to the Building, Outside Area or the Project provided the work is performed in a reasonable manner; provided that in exercising any rights under this Paragraph 7, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business or Tenant’s reasonable access to the Premises and the parking facilities serving the Building.

8.	Taxes, Assessments and Operating Expenses.

8.1 Payments. Tenant shall pay Landlord monthly, as Additional Rent, Tenant’s proportionate share of Operating Expenses and Taxes which are, as reasonably determined by Landlord, allocable or attributable to the Building, the parcel on which the Building is located, and/or the Outside Area within the parcel on which the Building is located or such other Outside Area which serve the Project; provided, however, and notwithstanding any provision of this Lease to the contrary, Tenant shall pay Landlord, in accordance with this Paragraph 8, the entire amount (and not just Tenant’s proportionate share) of any Operating Expense incurred by Landlord which relates solely to the Premises or which are incurred solely for or on behalf of Tenant. Commencing on the Commencement Date (subject to Paragraph 3) and thereafter in advance on the first (1st) day of each month during the Lease Term, Tenant shall pay a monthly sum as Additional Rent representing Tenant’s proportionate share of Taxes and Operating Expenses. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred eighty (180) days following the end of each calendar year, or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant a statement of such actual expenses (“Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If Tenant’s payments for Operating Expenses and Taxes do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. lf Tenant’s payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord or, if this Lease has terminated, promptly refund any remaining amount to Tenant. There shall be appropriate adjustments of Operating Expenses and Taxes as of the Commencement Date and expiration of the Lease Term. However, if Landlord fails to furnish Tenant a statement of the Actual Expenses for a given calendar year within twenty-four (24) months after the end of the last calendar year of the Lease Term (as the same may be extended) and such failure continues for an additional thirty (30) days after Landlord’s receipt of a written request from Tenant that such statement of the Actual Expenses is furnished, Landlord shall be deemed to have waived any rights to recover any underpayment of Operating Expenses for such calendar year from Tenant (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Operating Expenses), and Tenant shall be deemed to have waived any credit regarding overpayment of Operating Expenses; provided that such twenty-four (24) month time limit shall not apply to Taxes. Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the statement of Actual Expenses in any manner limit or otherwise prejudice Landlord’s right to modify such statement of Actual Expenses after such time period if new, additional or different information relating to such statement of Actual Expenses is discovered or otherwise determined.

8.2 Tenant’s Proportionate Share. Tenant’s proportionate share of Taxes shall mean that percentage which the Premises Area set forth in the Basic Lease Terms bears to the total rentable square footage of all buildings in the Project located on the same Tax Parcel as the Building. Tenant’s proportionate share of Operating Expenses for the Building shall be computed by dividing the Premises Area by the total rentable area of the Building (provided, however, for Operating Expenses that are Project expenses, Tenant’s proportionate share shall be computed by dividing the Premises Area by the total rentable area of the Project). If in Landlord’s reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant’s proportionate share.

8.3 Taxes Charged. As used herein, “Taxes” means any form of assessment, license, fee, rent tax. levy, penalty (if a result of Tenant’s delinquency), or tax, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the tax parcel in which the Building is located (the “Tax Parcel”) or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Tax Parcel or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Tax Parcel; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Tax Parcel whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Tax Parcel by Landlord, or the construction of any improvements thereon or thereto. Tenant shall not, however, be obligated to pay (and the term “ Taxes” shall not include) (i) any tax based upon Landlord’s net income, estate and inheritance taxes, transfer taxes or franchise taxes; or (ii) any charges or penalties or interest accrued through Landlord’s nonpayment or late payment of taxes or assessments. This Paragraph 8.3 is not intended to be duplicative in any way of Paragraph 8.4 below and Tenant shall have no obligation to pay any Taxes under this Paragraph 8.3 to the extent the same are payable by Tenant under Paragraph 8.4 and vice-versa. In addition, Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises and, when possible, shall cause such taxes to be assessed and billed separately from the real or personal property of Landlord. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, within thirty (30) days following receipt by Tenant of a copy of the applicable tax bill with Landlord’s written request for payment thereof, Tenant shall pay to Landlord such taxes as part of Tenant’s payment of Taxes.

8.4 Operating Expenses.

8.4.1 “Operating Expenses” charged to Tenant hereunder shall mean all costs and expenses of any kind or nature whatsoever incurred by Landlord in connection with the ownership, operation, management (provided that in no event shall the management fees for the Project (expressed as a percentage of gross receipts for the Project) exceed three and one-half percent (3.5%) of such gross receipts), maintenance, and repair of the Premises, the Building, the Outside Area and/or any other portions of the Project, including, without limitation the following: the costs and charges of performing Landlord’s obligations under Paragraph 7.2.2; the cost of annual roof inspections; all charges, costs, expenses, wages, services, benefits, insurance and payroll taxes or fees for all parties (including employees, contractors, or affiliates of Landlord) providing services in connection with the operation, maintenance, repair, supervision and/or security of the Premises, the Outside Area, and/or any other portions of the Project (provided that Landlord, in its sole and absolute discretion, may, but shall not be obligated to, provide any security services for the Building, the Outside Area, and/or any other portions of the Project), including taxes, insurance and benefits relating thereto; the rental cost and overhead of any office and storage space used to provide such services; cost of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Premises, the Building, the Outside Area and/or any other portions of the Project; all cost of repairs and general maintenance of the Building, the Outside Area, and/or any portions of the Project (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties); all cost of repairs and general maintenance of the HVAC system for the Premises, including without limitation, the costs of preventative maintenance contracts and other periodic inspections; all costs of resurfacing and restriping of the parking areas of the Project; all cost of painting, sweeping, maintenance and repair of sidewalks, fountains, curbs and signs, landscape sprinkler systems, irrigation water, planting and landscaping; all cost of lighting, water, electricity and other utilities for or serving the Building and/or the Outside Area; all cost of installing, maintaining, or repairing directional signs and other markers and bumpers; all cost of maintenance and repair of any fire protection systems, lighting systems, sewer systems, storm drainage systems, and any other utility system for or serving the Outside Area; all cost of garbage, trash, rubbish and waste removal other than as required to be provided by Tenant under Paragraph 7.1; all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); premiums for commercial liability insurance covering the Premises and/or the Project; premiums for all risk or Causes of Loss-special form insurance and, at Landlord’s option, earthquake insurance on the Building; premiums for insurance against loss of rents for a period of twelve (12) months from the date of the loss; the management fee for the manager of the Project; and all cost of any capital improvements made to the Building, the Outside Area, and/or any other portions of the Project reasonably intended to reduce operating costs, to comply with governmental rules and regulations first enacted (or interpreted and enforced) after the date of this Lease, to replace the roof (including the roof membrane) of the Building (to the extent Landlord determines such replacement reasonably necessary), to replace the heating, ventilation and air conditioning (HYAC) system for the Premises (to the extent Landlord determines such replacement reasonably necessary), or to resurface the parking areas of the Project. The cost of any capital improvements, together with interest thereon at the interest rate provided in Paragraph 26.2, shall be amortized over the useful life of the improvement and only the annual amortized cost of such item shall be included in Operating Expenses annually. Landlord agrees to act in a commercially reasonable manner in incurring Operating Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Operating Expenses in accordance with the methodology used to extrapolate Operating Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located.

8.4.2 Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following: (i) costs expended in the original construction of the Building and the Outside Area; (ii) depreciation, interest and principal payments on mortgages, ground rents, and other debt costs, if any; (iii) expenses resulting from the sole negligence of Landlord or Landlord’s Agents; (iv) legal fees, leasing commissions, advertising expenses and other expenses incurred in connection with the leasing of the Project; (v) costs for which Landlord is reimbursed by insurance; (vi) fines, penalties, and interest; (vii) costs incurred by Landlord to correct defects in the construction of the Building or the Outside Area; (viii) costs of alterations or improvements made to the premises of other tenants of the Project; (ix) costs associated with Landlord’s relocation of any tenant in the Building; (x) sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Paragraph 8.4.1 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; (xi) any expenses for which Landlord has received actual reimbursement (other than through Operating Expenses); (xii) attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; (xiii) salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Property, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Operating Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building; (xiv) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date of this Lease in or about the Building, common areas or project except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building; (xv) the cost of complying with any Applicable Laws in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Operating Expenses unless otherwise excluded pursuant to the terms hereof; (xvi) except as specifically provided above in Paragraph 8.4.1 above, any capital improvement costs; (xvii) advertising and promotional expenditures; (xviii) all bad debt loss, rent loss, or reserves for bad debt or rent loss; (xix) all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses; (xx) attorney’s fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building; and (xxi) costs of services provided to other tenants in the Building or the Project which are not provided to Tenant.

8.4.3 Tenant may, within one hundred twenty (120) days after receiving the statement of Actual Expenses, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. The records obtained by Tenant shall be treated as confidential and at Landlord’s request, Tenant shall enter into a confidentiality agreement pertaining to all such records and any other information disclosed to Tenant in connection with its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a licensed, independent CPA firm to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than five (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant in accordance with this Paragraph 8.4.3 (not to exceed $1,000.00). Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the ninety (90) day period or fails to provide Landlord with a Review Notice within the one hundred twenty (120) day period described above, Tenant shall be deemed to have approved the statement of Actual Expenses and shall be barred from raising any claims regarding Operating Expenses for that calendar year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Operating Expenses for the calendar year in question are les s than reported, Landlord shall provide Tenant with a credit against the next installment of Base Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year in question are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Actual Expenses unless Tenant has paid and continues to pay all Rent when due.

9.	Parking.

Subject to the provisions of this Paragraph 9, Tenant, Tenant’s Agents and invitees shall have the non-exclusive right to use the common driveways and truck court areas located in the Outside Area, subject to the parking rights and rights of ingress and egress of other occupants. In addition, Tenant, Tenant’s Agents and invitees shall have the non-exclusive right to use up to thirty-nine (39) parking spaces (i.e., 3.85 spaces per 1,000 rentable square feet of the Premises) in the parking facilities which serve the Premises. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles, or standard size trucks, standard size service vans or sport utility vehicles. Under no circumstances shall overnight parking be allowed, nor shall trucks, trailers or other large vehicles serving the Premises (i) be used for any purpose other than for the loading and unloading of goods and materials or (ii) be permitted to block streets and/or ingress and egress to and from the Project or (iii) be parked inside any portion of the Premises or the Building. Temporary parking of large delivery vehicles in the Project may be permitted only with Landlord’s prior written consent. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Per Paragraph 1.6 of this Lease, Landlord reserves the right to grant parking rights (exclusive and otherwise) within the relevant portions of the Outside Area to occupants of the Project.

10.	Indemnification.

10.1 Indemnification by Tenant. Except to the extent waived by Paragraph 11.3, Tenant hereby agrees to defend (with counsel reasonably satisfactory to Landlord or Landlord’s Agents, as applicable), indemnify and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damage, loss, liability or expense including attorneys’ fees and legal costs (collectively, “Losses”) suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable Tenant’s use or occupancy of the Premises, the Project, or any part thereof and adjacent areas, the acts or omissions of the Tenant and/or Tenant’s Agents, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Premises or the Project, which indemnity shall be governed solely by the provisions of Paragraph 6.6.

10.2 Indemnification by Landlord. Landlord shall protect, indemnify and bold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorneys’ fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise solely from the gross negligence or willful misconduct of Landlord.

10.3 Survival. The provisions of this Paragraph 10 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.	Insurance; Waiver of Subrogation.

11.1 Landlord. During the Lease Term, Landlord shall keep the Building insured against fire and other risks covered by a “Causes of Loss-Special Form” property insurance policy and against such other losses (including, without limitation, inflation endorsement, sprinkler leakage endorsement, earthquake, earth movement and flood coverage, and/or boiler and machinery insurance) as Landlord may reasonably determine, excluding coverage of all Alterations made by Tenant and Tenant’s personal property located on or in the Premises. Such insurance shall also include insurance against loss of rents on a “Causes of Loss-special Form” basis, including, at Landlord’s option, earthquake, earth movement and flood, in an amount equal to the Base Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord’s Agents as additional insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender. If the premiums for such insurance are increased after the Commencement Date due to an increase in the value of the Building or its replacement cost, Tenant’s Percentage of such increase shall be included in Operating Expenses (provided that if such increase is not included as part of Operating Expenses, then Tenant shall pay Tenant’s Percentage of such increase within thirty (30) days after Landlord’s written demand therefor). If such premiums are increased due to Tenant’s use of the Premises, improvements installed by Tenant or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) business days of notice of such increase.

11.2 Tenant.

11.2.1 Tenant shall keep all of Tenant’s property on the Premises insured against fire and other risks covered by a “Causes of Loss-Special Form” property insurance policy in an amount equal to the replacement cost of such property, the proceeds of which shall, so Jong as this Lease is in effect, be used for the repair or replacement of the property so insured. Tenant shall also carry commercial general liability insurance written on an occurrence basis with policy limits of not less than Five Million and No/100 Dollars ($5,000,000) each occurrence, which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability. So long as the coverage afforded Landlord, the other additional insureds and any designees of Landlord shall not be reduced or otherwise adversely affected, all or part of Tenant’s insurance may be carried under a blanket policy covering the Premises and any other of Tenant’s locations, or by means of a so called “ Umbrella” policy. In addition, if Tenant’s use of the Premises includes any activity or matter that would be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require. The insurance required to be maintained by Tenant under this Lease shall be primary coverage; any insurance required to be maintained by Landlord under this Lease shall be secondary coverage.

11.2.2 Such commercial general liability insurance shall be (i) provided by an insurer or insurers who are approved to issue insurance policies in the State in which the Premises is located and have an A.M. Best financial strength rating of A- or better and financial size category not less than VIII in the most current edition of Best’s Insurance Reports, and (ii) shall be evidenced by a certificate delivered to Landlord on or prior to the Commencement Date and annually thereafter, Tenant’s insurance carriers will provide thirty (30) days advanced notice to Landlord of any cancellation or non-renewal or adverse change of a policy and ten (10) days advanced notice to Landlord of any non-payment of a premium. Landlord and Landlord’s Agents shall be named as an additional insured on such policy together with, upon written request from Landlord, Landlord’s mortgagee. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the interest rate provided in Paragraph 26.2.

11.3 Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and the other’s partners, officers, directors, members, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by a “ Causes of Loss - Special Form” and/or “special coverage” insurance form, including endorsements extending coverage to the perils of earthquake, earth movement and flood. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 11.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 11.3.

11.4 Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

11.5 Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord or Landlord’s Agents acting within the scope of their formal duties. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

12.	Property Damage.

12.1 Notice; Total Destruction. Tenant shall immediately give written notice to Landlord if the Premises or the Building are damaged or destroyed (a “Damage or Destruction Notice”). If the Premises or the Building should be totally destroyed or so damaged by an insured peril in an amount exceeding forty percent (40%) of the full construction replacement cost of the Building or Premises, respectively (as used herein, the “Damage Threshold”), Landlord may elect to terminate this Lease as of the date of the damage by notice of termination in writing to Tenant within thirty (30) days after such date, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease. If Landlord does not elect to terminate this Lease in accordance with the foregoing, then within ninety (90) days after Landlord’s receipt of Tenant’s Damage or Destruction Notice, Landlord shall notify Tenant (a “Repair Estimate”) of Landlord’s estimate of the time that will be required to materially restore the Premises. Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by a fire or other casualty and Landlord’s Repair Estimate provides that such damage cannot reasonably be repaired (as reasonably determined by Landlord) within two hundred (200) days after Landlord’s receipt of all required permits to restore the Premises; (b) the casualty was not caused by the negligence or willful misconduct of Tenant or any of Tenant’s Agents; and (c) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of Landlord’s Repair Estimate.

12.2 ion material restoration of the Premises can reasonably be completed within two hundred days from the date of such notice and receipt of required permits for such restoration

12.3 Partial Destruction. If the Building or the Premises should be damaged by an insured peril which does not meet the Damage Threshold, or if damage or destruction meeting the Damage Threshold occurs but Landlord does not elect to terminate this Lease, this Lease shall not terminate and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, Alterations, additions and other improvements required to be covered by Tenant’s insurance pursuant to Paragraph 11.2. If the Premises are untenantable in whole or part during the period commencing upon the date of the occurrence of such damage and ending upon substantial completion of Landlord’s required repairs or rebuilding, Rent shall be reduced during such period to the extent the Premises are not reasonably usable by Tenant for the Permitted Use.

12.4 Damage Near End of Lease Term. If the damage to the Premises or Building occurs during the last twelve (12) months of the Lease Term in an amount exceeding twenty-five percent (25%) of the full construction replacement cost of the Building or Premises, respectively, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.

12.5 Repair of Damage. All repairs made by Landlord pursuant to this Paragraph 12 shall be accomplished as soon as is reasonably possible, subject to force majeure as described in Paragraph 26.1. Landlord’s good faith estimate of the cost of repairs of any damage, or of the replacement cost of the Premises or the Building, shall be conclusive as between Landlord and Tenant. The repair and restoration of the Premises shall be made pursuant to plans and specifications developed by Landlord in Landlord’s sole and absolute discretion and judgment, and such plans and specifications shall exclude all equipment, fixtures, improvements and Alterations installed by Tenant. All insurance proceeds for repairs shall be payable solely to Landlord, and Tenant shall have no interest therein. Nothing herein shall be construed to obligate Landlord to expend monies in excess of the insurance proceeds received by Landlord. Landlord shall be responsible for the insurance deductible, unless the loss is caused by the negligent or willful acts of Tenant or Tenant’s Agents, in which case, and notwithstanding the provisions of Paragraph 11.3, Tenant shall be responsible for the amount of the deductible. Notwithstanding any provision to the contrary, Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises or the Building as the same existed immediately prior to the casualty, excluding, however, Landlord’s Work and any Alterations made by Tenant.

12.6 Other Damage. If the Premises or the Building is substantially or totally destroyed by any cause whatsoever which is not covered by the foregoing provisions of this Paragraph 12, this Lease shall terminate as of the date the destruction occurred; provided, however, that if the damage does not meet the Damage Threshold, Landlord may elect (but will not be required) to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect (subject to the terms of Paragraph 12.1 above). Landlord shall notify Tenant of such election within thirty (30) days after the casualty.

12.7 Insurance Proceeds Payable to Landlord. Notwithstanding anything to the contrary, in the event of any termination of this Lease as provided in this Paragraph 12, all insurance proceeds payable under policies maintained by Tenant covering Landlord’s Work and the Alterations made by Tenant shall be assigned and paid to Landlord.

13.	Condemnation.

13.1 Partial Taking. If a portion of the Premises and/or the Outside Area serving the Premises is condemned and Paragraph 13.2 does not apply, this Lease shall continue on the following terms:

13.1.1 Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant shall, however, be entitled to make a separate claim for moving and relocation expenses and other damages suffered by Tenant, and Landlord agrees to reasonably cooperate, at no additional cost to Landlord, with Tenant to the extent such claim must be submitted with those of Landlord provided that in no event shall Landlord’s award be reduced by any claim made by Tenant.

13.1.2 Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises and/or the remaining Outside Area serving the Premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys’ fees incurred by Landlord in connection therewith.

13.1.3 Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant for the use permitted by Paragraph 6.1, and rent shall be reduced for the remainder of the Lease Term in an amount equal to the reduction in rental value of the Premises caused by the taking.

13.1.4 If more than fifty percent (50%) of the rentable square feet of the Premises is subject to condemnation, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with this Paragraph.

13.2 Total Taking. If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant’s use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of such condemnation. Tenant shall, however, be entitled to make a separate claim for moving and relocation expenses and other damages suffered by Tenant, and Landlord agrees to reasonably cooperate, at no additional cost to Landlord, with Tenant to the extent such claim must be submitted with those of Landlord provided that in no event shall Landlord’s award be reduced by any claim made by Tenant.

13.3 Statutory Waiver. Each party hereby waives the provisions of §1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Project or Premises.

14.	Assignment, Subletting and Other Transfers.

14.1 General. Except with respect to a Permitted Transfer (as defined below), neither the Lease nor any part of the Premises may be assigned, mortgaged, subleased or otherwise transferred, nor may a right of use of any portion of the Premises be conferred on any person or entity by any other means, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Prior to effectuating any such assignment, sublease or other transfer, Tenant shall notify Landlord in writing of the name and address of the proposed transferee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement, sublease or other occupancy agreement, current financial statements of such proposed transferee, a statement of the use of the Premises by such proposed transferee and such other information or documents as may be reasonably necessary or appropriate to enable Landlord to determine the qualifications of the proposed transferee together with a request that Landlord consent thereto (“Tenant’s Notice”). Without limiting Landlord’s ability to deny or condition consent for any other reason, it shall not be considered unreasonable if Landlord’s consent to a proposed sublease, assignment or other transfer is denied based on the following: (i) the business of the proposed transferee (A) is not, in Landlord’s reasonable judgment, compatible with the nature and character of the Project or the businesses in the Project and/or (B) will conflict with any exclusive uses or use restrictions that Landlord has granted to other occupants of the Project, (ii) the financial strength of the proposed transferee is not at least equal to the financial strength of Tenant either at the time Tenant entered into this Lease or at the time of the proposed transfer (whichever is greater), (iii) the proposed transferee will excessively overpark the Building and/or the Project with automobiles or trucks (excessively overpark shall mean that the proposed transferee’s parking will violate local parking restrictions or will interfere with other tenants occupying the Building or the Project), (iv) the proposed transferee cannot demonstrate to Landlord’s reasonable satisfaction the management skills or experience necessary, in Landlord’s reasonable opinion, to be successful in the Premises, (v) the proposed transferee has a record of environmental contamination or their anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Materials, (vi) the proposed form of sublease, assignment or other occupancy agreement is unacceptable (unacceptable form of sublease, assignment or other occupancy agreement shall mean that the content and format of the form are not consistent with the terms of this Lease or the CC&R’s or are not consistent with the terms and requirements of Landlord’s loan documents for the Building), (vii) the proposed transferee is a governmental entity or agency or non-profit entity, (viii) the rent to be charged by Tenant to such transferee is less than eighty percent (80%) of the total rent then being offered by Landlord or its affiliates for other available space at the Project; or (ix) the proposed transferee is a party with whom Landlord has been, within the prior six (6) months, negotiating to lease space at the Project. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph 14.1 shall be void. Notwithstanding the foregoing, if Tenant is a corporation, so long as Tenant is publicly traded on a major over-the-counter stock exchange, the ordinary transfer of shares over the counter shall be deemed not to be a transfer for purposes of this Paragraph 14. In addition, the terms of this Paragraph 14 shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.

14.2 Landlord’s Alternatives. Except in the event of a Permitted Transfer (which shall not be subject to the provisions of this Paragraph 14.2), within thirty (30) days after Landlord’s receipt of the information specified in Paragraph 14.1, Landlord shall, by written notice to Tenant, elect: (i) if (A) the proposed transfer is a sublease of the entire Premises, then to terminate this Lease as of the commencement date stated in the proposed sublease with respect to all of the Premises Tenant proposes to sublease; (B) the proposed transfer is a sublease that would (1) result in thirty percent (30%) or more of the Premises being subject to the sublease, or (2) be for a term of more than thirty percent (30%) of the then-remaining Lease Term, to recapture the portion of the Premises to be sublet effective as of the commencement date stated in the proposed sublease; or (C) the proposed transfer is an assignment of Tenant’s interest in the Lease, then to terminate this Lease as of the commencement date stated in the proposed assignment; (ii) to consent to the transfer by Tenant; or (iii) to refuse its consent to the transfer. If Landlord proceeds under clause (ii) of this Paragraph 14.2 and consents to the transfer, Tenant may thereafter enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed transferee set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 14.1, subject, however, to the requirements of Paragraph 14.4.

14.3 Permitted Transfer. Notwithstanding the foregoing, and subject to Paragraph 6.1 of this Lease regarding the use of the Premises and Paragraph 6.6, Landlord’s prior written consent shall not be required for an assignment of this Lease or a sublease of the entire Premises to any of the following transferees (each such transferee being a “Permitted Transferee”): (i) an Affiliate (hereafter defined in this Paragraph 14.3) of Tenant; (ii) a corporation or other valid entity into which Tenant merges or consolidates; and (iii) a transferee that purchases all of, or at least ninety percent (90%) of, Tenant’s assets or equity interests. The assignment of this Lease to or a sublease of the entire Premises to a Permitted Transferee shall be subject to the following conditions: (A) Tenant shall give Landlord prior written notice of the name of any such assignee or subtenant (provided that, if prohibited by legally binding confidentiality agreement or by Applicable Laws in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (B) any assignee shall assume, in writing, for the benefit of Landlord all of Tenant’s obligations under this Lease, and any subtenant shall agree, in writing, for the benefit of Landlord that such sublease is subject to and subordinate to this Lease; (C) the Tenant shall not be released from any obligations under this Lease; and (D) the Permitted Transferee shall have a tangible net worth which is at least equal to Tenant’s tangible net worth on the Effective Date. The term “Affiliate” as used herein shall mean any partnership, limited liability company, or corporation, which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, limited liability company, or corporation. The term “control,” as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

14.4 No Release: Excess Rent. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned, sublet or otherwise transferred, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, sublessee or transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Except with respect to a Permitted Transfer, if Tenant assigns or otherwise transfers this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, fifty percent (50%) of the Excess Consideration (as defined below) shall be paid to Landlord within ten (10) business days following receipt by Tenant. As used herein, “Excess Consideration” means all rents or other sums received by Tenant under any such assignment, sublease or other transfer which are in excess of the rents and other sums payable by Tenant under this Lease after deduction therefrom for reasonable costs actually paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment, sublease or other transfer by Tenant at Tenant’s sole cost and expense for the specific assignee, sublessee or other transfer in question and reasonable leasing commissions and reasonable legal fees paid by Tenant in connection with such assignment, sublease or other transfer, without deduction for carrying costs due to vacancy or otherwise. For the purposes of determining the Excess Consideration payable to Landlord pursuant to Paragraph 14.2, if a portion of the Premises is sublet, the pro rata share of the rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are sublet. Landlord may hire outside consultants to review the transfer documents and information. Tenant shall pay Landlord an administrative fee of One Thousand Dollars ($1,000) and in addition shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with any request for consent under this Paragraph (even if consent is denied or the request is withdrawn) and such reimbursement shall include the allocated cost of Landlord’s or its management company’s staff plus all out-of-pocket expenses, including reasonable attorneys’ fees, .on demand. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed transfer, the attorneys’ fees payable by Tenant pursuant to this Paragraph 14 shall not exceed $1,500.00 for any proposed transfer.

15.	Tenant Default.

15.1 Default. Any of the following shall constitute a default by Tenant under this Lease:

15.1.1 Tenant’s failure to (i) pay rent or any other charge under this Lease within five (5) days following written notice that such payment is past due (provided, however, that if any such notice shall be given more than once during the twelve (12) month period commencing with the date of such notice, the second and any subsequent failure to pay rent or any other charge under this Lease within five (5) days following the date such payment is due during such twelve (12) month period shall be a default, without notice) or (ii) cure or remove any lien pursuant to Paragraph 19 within the time period set forth therein or (iii) except as provided in Paragraphs 15.1.2 through 15.1.4, comply with any other term or condition within thirty (30) days following written notice from Landlord specifying the noncompliance. If any failure described in clause (iii) of the immediately preceding sentence cannot be cured within the thirty (30)-day period, this provision shall be deemed complied with so long as Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect the remedy as soon as practicable, in no event to exceed sixty (60) days from the date of receipt of notice from Landlord.

15.1.2 Tenant’s insolvency; assignment for the benefit of its creditors; Tenant’s voluntary petition in bankruptcy or adjudication as bankrupt; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within thirty (30) days; or the appointment of a receiver for Tenant’s properties.

15.1.3 Abandonment of the Premises by Tenant.

15.1.4 Failure of Tenant to deliver the documents or agreements required under Paragraphs 18.1 and/or 18.3 within the relevant time period(s) specified therein.

15.2 Remedies. Upon a default under Paragraph 15.1 above, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

15.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

15.2.2 Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s personal property and store the same at Tenant’s cost and to recover from Tenant as damages:

(i) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises; (8) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises; plus

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Paragraphs 15.2.2(i) and 15.2.2(ii) is computed by allowing interest at the interest rate as provided in Paragraph 26.2 on the unpaid rent and other sums due and payable from the termination date through the date of award. The “ worth at the time of award” of the amount referred to in Paragraph 15.2.2(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure §1174 and §1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

15.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 15.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

15.2.4 Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant’s timely, fully and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire term of this Lease, even though such benefits or concessions may be realized by Tenant over less than the entire term of this Lease. Accordingly, notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease, Landlord shall become immediately entitled to receive from Tenant as Additional Rent the amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, i.e., an amount equal to the product of (x) the sum of (a) any amounts theretofore or thereafter paid by Landlord to Tenant or to any third party, or any amounts credited to Tenant or to any third party, for of on account of (i) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant, (ii) any real estate commission paid on account of this Lease, and (iii) any expenses or costs related to assumption by Landlord of any other lease, plus (b) an amount equal to the difference between the Base Rent specified in this Lease and rent for any period for which this Lease provides any lesser amount including zero or nominal rent, including for any period of early occupancy of the Premises prior to the Commencement Date of this Lease, plus (c) the amount spent by Landlord for any tenant improvements to the Premises; multiplied by (y) a fraction, the numerator of which is the number of days of the term of this Lease remaining between the date of default and the expiration of the term of this Lease, and the denominator of which is the total number of days for the term of this Lease.

15.3 Bankruptcy.

15.3.1 The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option. constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

15.3.2 Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss resulting from Tenant’s breach of this Lease, including any attorneys’ fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to (i) assurance of source and payment of Rent and other consideration due under this Lease and (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use or exclusivity provisions in any other lease of space within the Project.

15.3.3 Nothing contained in this Paragraph 15.3 shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

15.4 No Bar of Action(s). Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently accruing.

15.5 Landlord Cure. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after five (5) days written notice to Tenant. All of Landlord’s expenditures to correct the default shall be reimbursed by Tenant on demand together with interest at the interest rate provided in Paragraph 26.2 from the date of expenditure until repaid. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

15.6 No Exclusion. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord at law or in equity.

16.	Landlord Default.

Landlord shall be in default under this Lease if it shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within thirty (30) days after written notice thereof to Landlord, unless such cure cannot reasonably be accomplished within such thirty (30)-day period, in which event Landlord shall have such additional time as is reasonably necessary to accomplish such cure provided Landlord promptly commences and diligently prosecutes such cure to completion.

17.	Surrender at Expiration or Termination.

17.1 Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made and pay all utility accounts current on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems required to be maintained by Tenant pursuant to Paragraph 7.3 above in good operating condition, all of Tenant’s signage removed and defacement corrected, all repairs called for under this Lease completed, all interior walls repaired and repainted if marked or damaged, all carpets steam cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting required to be maintained by Tenant pursuant to Paragraph 7.3 above in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned, all to the reasonable satisfaction of Landlord. Also prior to the expiration or earlier termination of the Lease Term, Tenant shall, at its sole cost and expense, remove all Tenant’s personal property from the Premises. The Premises shall be delivered broom clean and in good condition and repair, subject only to damage by casualty, the provisions of Paragraphs 6.4. 6.5. 6.6 and 17.2 and depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may remove and/or dispose of it in any manner permitted under law without liability, and Tenant shall be liable to Landlord for any costs of removal, restoration, transportation to storage, storage and/or disposal, plus an administrative fee of ten percent (10%), together with interest on all such expenses and fees at the interest rate provided in Paragraph 26.2. The provisions of this Paragraph 17.1 (including, without limitation, all provisions referenced herein) shall survive the expiration or earlier termination of this Lease.

17.2 Removal of Hazardous Materials. Subject to Paragraph 6.6.8 above, upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall (i) remove all Hazardous Materials and facilities used for the storage or handling of Hazardous Materials from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities and (ii) take any and all actions necessary to close all Hazardous Materials permits and approvals obtained by or on behalf of Tenant for the Premises, if any, with all government and other regulatory agencies having jurisdiction over the Project. Following such removal, if required, Tenant shall certify in writing to Landlord that all such removal is complete. Until such time as Tenant has fulfilled all the requirements of this Paragraph 17.2 (in addition to any other requirements), Landlord may treat Tenant as a holdover Tenant as provided below; provided, however, that any such continuation of this Lease shall not relieve Tenant of its obligations under this Paragraph 17.2.

17.3 Failure to Vacate. If Tenant fails to vacate the Premises when required and holds over without Landlord’s prior written consent, Landlord may elect either (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for Lease Term and at a rental rate equal to (A) one hundred fifty percent (150%) of the Base Rent plus all Additional Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term during the first thirty (30) days of such holding over; and (B) commencing as of the thirty-first (31st) day of such holding over, twice the Base Rent plus all Additional Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term, or (ii) to treat Tenant as a tenant at sufferance, eject Tenant from the Premises and recover damages caused by wrongful holdover including, without limitation, as set forth in Paragraph 17.4. Failure of Tenant to remove furniture, furnishings, cabling or other telecommunications equipment, or trade fixtures which Tenant is required to remove under this Lease, or to comply fully with the provisions of Paragraph 17.2, shall constitute a failure to vacate to which this Paragraph 17.3 shall apply if such property not removed substantially interferes with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant under this Paragraph 17.3, the tenancy shall be terminable by either Landlord or Tenant upon thirty (30) days prior written notice from by one party to the other party. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

17.4 Indemnification. Tenant acknowledges that, if Tenant holds over without Landlord’s consent as provided above, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises and/or the Building. Therefore, if Tenant fails to surrender the Premises within thirty (30) days after Landlord notifies Tenant that Landlord has entered into a lease or other agreement for all or any portion of the Premises or has received a bona fide offer to lease, license or otherwise use all or any portion of the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from any and all obligations, losses, claims, actions, causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys and consultants fees and expense) resulting from such failure including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Paragraph 17.4 are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law. Tenant’s obligations under this Paragraph 17.4 shall survive the expiration or earlier termination of this Lease.

18.	Mortgage or Sale by Landlord; Estoppel Certificates.

18.1 Priority. This Lease is subject and subordinate to mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises or the parcel on which the Building or the Project are located. to the CC&R’s and to all renewals, modifications, consolidations, replacements and extensions thereof (subject to Paragraph 6.1 above); provided, however. if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, Tenant shall, within ten (10) business days after written request from Landlord, execute, have acknowledged and deliver such commercially reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises or the parcel on which the Building or the Project are located, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon at the interest rate provided in Paragraph 26.2 and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) business days after Landlord’s written request, Tenant shall execute such commercially reasonable documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be in default under this Lease and, in addition to all of Landlord’s other rights and remedies for such default, it shall be deemed that this Lease is subordinated.

18.2 Attornment. If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

18.3 Estoppel Certificate. Tenant shall, within ten (10) business days following written request by Landlord, execute and deliver to Landlord commercially reasonable estoppel certificates (or similar documents), in the form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and

(i) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building and/or the parcel on which the Building is located, or a purchaser of the Building and/or the parcel on which the Building is located from Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord ‘s written request therefor shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that there are now no uncured defaults in Landlord’s performance and (C) that no rent has been paid in advance (other than as may be expressly required by this Lease).

19.	Liens.

Tenant shall keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord’s Agents harmless from all claims, costs and liabilities, including attorneys fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises, which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the interest rate provided in Paragraph 26.2.

20.	Attorneys Fees; Waiver of Jury Trial.

In the event that any party shall bring an action to enforce its rights under this Lease, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys, witness and expert fees and costs of the proceeding, including any appeal thereof and in any proceedings in bankruptcy. For purposes hereof, the reasonable fees of Landlord’s in-house attorneys or Tenant’s in-house attorneys, as the case may be, who perform services in connection with any such enforcement action are recoverable, and shall be based on the fees regularly charged by private attorneys with the equivalent number of years of experience in the relevant subject matter area of the law, in law firms in the City of San Jose, California with approximately the same number of attorneys as are employed by Landlord’s Law Department or Tenant’s Law Department, as the case may be. The provisions of this Paragraph 20 are separate and severable and shall survive a judgment on this Lease. To the extent allowed by Applicable Law, disputes between the parties which are to be litigated shall be tried before a judge without a jury.

21.	Limitation on Liability; Transfer by Landlord.

21.1 Property and Assets. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord’s interest in the Building and the parcel on which the Building is located for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. For purposes of the foregoing, “Landlord’s interest in the Building” shall include any insurance proceeds paid to Landlord and not applied to restoration or repair. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Building and the parcel on which the Building is located, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord’s interest in the Building and the parcel on which the Building is located as herein specified. In no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

21.2 Transfer by Landlord. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner of the Premises for the time being, and if such owner transfers its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of each owner’s ownership.

21.3 Other Occupants. Landlord shall have no liability to Tenant for loss or damages arising out of the acts or inaction of other tenants or occupants.

22.	Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease and such failure continues beyond any applicable notice and cure period set forth herein, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant within three (3) business days after any such payment by Landlord, together with interest thereon at the interest rate provided in Paragraph 26.2 from such date to the date of payment by Tenant to Landlord, plus collection costs and reasonable attorneys ‘ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent beyond any applicable notice and cure period.

23. Mortgagee Protection.

If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building and/or the parcel on which the Building is located for which Landlord has provided Tenant (in writing) with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building and/or the parcel on which the Building is located by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Any such beneficiary or mortgagee which succeeds to the interest of Landlord hereunder, shall not be (i) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (iii) bound by any Rent which Tenant might have paid in advance to any prior Landlord (including Landlord) in excess of one (1) month’s Rent. Notwithstanding anything to the contrary contained in this Lease, the Holder of any Encumbrance or the purchaser upon the foreclosure of any of Encumbrance shall be an intended third party beneficiary of this Section 23.

24.	Real Estate Brokers; Finders.

Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Newmark Cornish & Carey (“Landlord’s Broker”), which represents Landlord and CBRE, Inc. (“Tenant’s Broker”), which represents Tenant. and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay Landlord’s Broker and Tenant’s Broker a commission in connection with Landlord and Tenant entering into this Lease, which commission shall be paid pursuant to a separate agreement between Landlord and such broker. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.

25.	Lease Contingency.

This Lease specifically is contingent upon the termination of that certain lease dated August 18, 2014 (as amended, the “Prior Tenant Lease”), by and between Landlord and Lunera Lighting, Inc., a Delaware corporation (“Prior Tenant”) relating to the Premises. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate the Prior Tenant Lease (the “Prior Tenant Termination Agreement”) with respect to the Premises. If Landlord fails to enter into the Prior Tenant Termination Agreement with Prior Tenant on or before ten (10) days following the date this Lease (the “Contingency Date”), executed by Tenant, together with all prepaid rental and security deposits required hereunder, if any, delivered to Landlord, then either party may terminate this Lease by providing written notice thereof to the other party on or before the earlier of (i) five (5) business days after the Contingency Date; or (ii) the date on which Landlord and Prior Tenant enter into the Prior Tenant Termination Agreement.

26.	Miscellaneous.

26.1 Force Majeure. The performance of any obligation to be performed by Landlord and Tenant under this Lease, excluding, however, the obligation to pay rent or any other sum payable to Landlord by Tenant, shall be excused for any period during which either party is prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium or other governmental action, civil disturbance, war, war-like operations, terrorism, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms. lightning, earthquake, or other acts of God (collectively, “force majeure”). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure, and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.

26.2 Interest. Except as may be set forth in Paragraph 15.2, interest charged under this Lease shall be at the rate of fifteen percent (15%) per annum (in no event to exceed the maximum rate of interest permitted by law).

26.3 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of rent or any other charge due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the rent or other charges remain unpaid; provided, however, that Tenant shall be entitled to a grace period of five (5) days for the first late payment in a calendar year. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

26.4 Modification for Lender. If in connection with obtaining financing for the Building, the parcel on which the Building is located, or the Project, Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.

26.5 Captions: Paragraph Headings. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease. Reference to a “Paragraph” shall mean reference to either a specified numbered paragraph or subparagraph of this Lease.

26.6 Nonwaiver. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party’s right to require strict performance of the same provision in the future or of any other provision.

26.7 Succession. Subject to the limitations on transfer of Tenant’s interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

26.8 Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and Landlord’s Agents to enter the Premise s at all reasonable times with at least twenty-four (24) hours’ prior notice (written or oral) (except for emergencies and for the purpose of discharging Landlord’s obligations hereunder, in which both such cases no notice shall be required) to inspect the same, to discharge Landlord’s obligations hereunder, including the maintenance of the Outside Area, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within the nine (9) months prior to the expiration or earlier termination of the Lease Term, to place upon the Building and the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants. Except in the event of an emergency (for which Landlord may enter upon the Premises without notice by any means necessary), the above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible physical interference with Tenant’s business.

26.9 Notices. Any notice permitted or required to be given hereunder shall be in writing and shall be given by personal delivery or certified United States mail (return receipt requested), U.S. Express Mail or overnight air courier, in each case postage or equivalent prepaid, addressed to the address for notices set forth in the Basic Lease Terms. The person to whom and the place to which notices are to be given may be changed from time to time by either party by written notice given to the other party. If any notice is given by mail, it shall be effective upon the earlier of (i) seventy-two (72) hours after deposit in the U.S. Mail with postage prepaid, or (ii) actual delivery or refusal to accept such delivery, as indicated by the return receipt; and if given by personal delivery, U.S. Express Mail or by overnight air courier, when delivered.

26.10 Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.

26.11 Authority. Each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a valid and existing corporation or other relevant entity, that Tenant has all right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Each of the persons executing this Lease on behalf of Landlord warrants to Tenant that Landlord is a valid and existing corporation or other relevant entity, that Landlord has all right and authority to enter into this Lease, and that each and every person signing on behalf of Landlord is authorized to do so.

26.12 Time of Essence. Time is of the essence of the performance of each of Tenant’s obligations under this Lease.

26.13 Modifications. This Lease may not be modified except by written endorsement attached to this Lease, dated and signed by the parties.

26.14 No Appurtenances. This Lease does not create any rights to light and air by means of openings in the walls of the Building, any rights or interests in parking facilities, or any other rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits.

26.15 Financial Statements. Upon written request of Landlord, Tenant shall furnish to Landlord, within ten (10) business days following receipt of Landlord’s written request, Tenant’s most current financial statements (including balance sheet and income statement) for the two (2) years prior to the current financial statements year, prepared in the ordinary course of Tenant’s business and, if not audited, certified by the chief financial officer or accounting officer of Tenant that such statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) (or such other accounting method, consistently applied, reasonably approved by Landlord). Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Lease Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any of Landlord’s Agents or any lender or proposed lender of Landlord or any of Landlord’s Agents. Landlord may make such financial statement available to any prospective lender or purchaser of the Project or any portion thereof. Landlord shall otherwise keep such financial statement confidential and shall require any such prospective lender or purchaser to do the same.

26.16 Regulations. Landlord shall have the right to make and enforce reasonable regulations and criteria consistent with this Lease for the purpose of promoting safety, order, cleanliness and good service to the tenants and other occupants of the Project. Copies of all such regulations shall be furnished to Tenant in writing and shall be complied with as if part of this Lease. In the event of a conflict between such regulations and criteria and the remainder of the terms of this Lease, the remainder of the terms of this Lease shall control.

26.17 Applicable Law; Severability. This Lease shall be construed, applied and enforced in accordance with the laws of the State in which the Premises is located. If a court of competent jurisdiction holds any portion of this Lease to be illegal, invalid or unenforceable as written, it is the intention of the parties that (i) such portion of this Lease be enforced to the extent permitted by law and (ii) the balance of this Lease remain in full force and effect. It is also the intention of the parties that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

26.18 Landlord’s Consent. Whenever Landlord’s consent or approval is required under this Lease, except as otherwise expressly provided in this Lease, Landlord may grant or withhold such consent or approval in Landlord’s sole and absolute discretion.

26.19 Joint and Several Liability. In the event Tenant now or hereafter consists of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as Tenant under this Lease.

26.20 Construction and Interpretation. All provisions of this Lease have been negotiated by Landlord and Tenant at arm’s length and neither party shall be deemed the author of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

26.21 No Recordation. Neither this Lease, nor any short form or memorandum thereof, shall be recorded in any manner against the real property of which the Premises comprises a portion.

26.22 No Partnership Created. Neither this Lease nor the calculation and payment of Base Rent, Additional Rent or any other sums hereunder, is intended to create a partnership or joint venture between Landlord and Tenant, or to create a principal-and-agent relationship between the parties.

26.23 Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

26.24 Days of Week. If the date upon which any act is to be performed or notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.

26.25 OFAC. Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to. those named on OFAC’s Specially Designated and Blocked Persons list) or under any current or future statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

26.26 Patient Privacy. In connection with Landlord’s entry to the Premises pursuant to Paragraph 26.8 above, and following notice from Tenant, Landlord shall reasonably cooperate (without incurring any cost or expense) with Tenant in its efforts to comply with all federal, state and local laws intended to protect the privacy of patients, including, but not limited to, (i) Confidentiality of Medical Information Act of 1981, California Civil Code Section 56 et seq. (General Patient Medical Records), (ii) California Welfare & Institutions Code §5328.6 and §5328.7 (Mental Health Records), (iii) 42 U.S.C. §§290dd-2; 42 C.F.R., Part 2, §2.31 (Alcohol and Drug Abuse Records), and (iv) Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Regulations promulgated thereunder (42 U.S.C. Sections 1320d-2 and 1320d-4; 45 C.F.R. Subtitle A, Subchapter C, Parts 160 - 164), as the same may be amended from time to time.

26.27 Secured Area. Tenant, at its own expense, may designate a reasonable portion of the Premises as a “Secured Area” and provide its own locks to such area (“Secured Area”). Tenant need not furnish Landlord with a key, but upon the Expiration Date or earlier expiration or termination of Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation (i.e., to perform Landlord ‘s maintenance and repair obligations within the Premises), Landlord shall contact Tenant in writing or orally, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access, no less than twenty-four (24) hours thereafter. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

26.28 Counterparts; Telecopied or Electronic Signatures. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.

26.29 Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A - Depiction showing Premises

Exhibit B - Depiction showing Project

Exhibit C - Work Letter Agreement

Exhibit C-1 - Construction Budget

Exhibit C-2 - Plans

Exhibit D - Commencement Date Memorandum

Exhibit E - Hazardous Materials Questionnaire

Exhibit F - Signage Criteria

Exhibit G - Letter of Credit

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but this Lease, on behalf of such party, shall be deemed to have been dated as of the Reference Date.

LANDLORD:			TENANT:

WASHCOP I LIMITED PARTNERSHIP,			CARDIVA MEDICAL, INC.
a Delaware limited partnership			a Delaware corporation

By:	WH Mission Park LLC,		By:	/s/ Lisa Garrett
	a Washington limited liability company, its general partner		Name: Lisa Garrett

Title: CFO

	By:	/s/ Brent Lowery	Dated: 10/15/2018

Name: Brent Lowery

Title: EVP

Dated: Oct. 16, 2018

EXHIBIT A

DEPICTION OF PREMISES

A-1

EXHIBIT B

DEPICTION OF PROJECT

B-1

EXHIBIT C

WORK LETTER AGREEMENT

1.

Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Premises in accordance with the following work list (the “Work List”), the space plans attached hereto as Exhibit C-1 (the “Plans”), and the construction budget attached hereto as Exhibit C-2 (the “Construction Budget”“) using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Work List, Plans and Construction Budget are hereinafter referred to as the ‘“Landlord’s Work”. Landlord shall enter into a direct contract for the Landlord’s Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord’s Work. Landlord shall use commercially reasonable efforts to Substantially Complete the Landlord’s Work on or before the Estimated Commencement Date, provided that any failure by Landlord to do so shall in no event subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease (except as otherwise expressly provided in the Lease).

WORK LIST

A.	Paint and install new VCT flooring in Quality Room as depicted on the Plans;

B.	Add door between office and lab as depicted on the Plans;

C.	Build wall to close off small lab from the warehouse portion of the Premises;

D.	Install new VCT flooring and sink with hot and cold water in Complaint Room as depicted on the Plans;

E.	Install new VCT flooring in document storage room and install window in wall facing office area;

F.	Subject to Section 2 below, replace carpet in currently carpeted areas of the Premises;

G.	Extend wall approximately four (4) feet and remove existing wall between offices, install glass wall facing open office area;

H.	Install water/sink to lab area; and

I.	Subject to Section 4 below, install double doors with side lights in back lab area adjacent to the warehouse portion of the Premises.

2.

All other work and upgrades, subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant Delay in completion of the Landlord’s Work resulting from any such other work and upgrades requested or performed by Tenant. Landlord shall professionally clean the carpeting as part of the Landlord’s Work. If, after inspecting the carpets prior to substantial completion of the Landlord’s Work, Tenant deems the carpet cleaning as an acceptable alternative to carpet replacement, the initial Base Rent amount shall be reduced to $26,533.00, with three percent (3%) annual increases thereafter during the Lease Term. In such an event, Landlord shall not be required to perform item (F) of the Work List, and a revised Base Rent schedule shall be set forth in the Commencement Date Memorandum.

3.	Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work will be adequate for Tenant’s use.

4.

Tenant acknowledges that item (I) on the Work List may be performed by Landlord in the Premises during normal business hours for the Building subsequent to the Commencement Date. Landlord and Tenant agree to cooperate with each other in order to enable item (I) of the Work List to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the item (I) of the Work List or inconvenience suffered by Tenant during the performance of item (I) on the Work List shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

5.

This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

6.

The Landlord’s Work shall be deemed to be “Substantially Complete” on the later of (i) the date that the Landlord’s Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises; or (ii) the date Landlord receives from the appropriate governmental authorities, with respect to the Landlord’s Work, all approvals necessary for the

C-1

occupancy of the Premises (The definition of Substantially Complete shall also define the terms “Substantial Completion” and “Substantially Completed”). As used in the Lease and in this Exhibit “Punch List items” shall mean the items set forth on a construction punch list prepared by Landlord and Tenant that are not in conformity with the Landlord’s Work as required by the terms of this Exhibit C. At the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord, as part of the Landlord’s Work, shall use good faith efforts to correct all such Punch List items within a reasonable time following the completion of such punch list. In connection therewith, except in the case of an emergency, Landlord shall exercise reasonable efforts to correct all such Punch List items in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises (but Landlord shall not be obligated to employ overtime or premium labor therefor).

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C-2

EXHIBIT C-1

PLANS

C-1-1

EXHIBIT C-2

CONSTRUCTION BUDGET

                                                                                                                                                       JML - 18 - #

☐ROM
September 21, 2018	☐Budget
☒Proposal

Casey Holt

Senior Vice President

Washington Holdings

1800 Wyatt Drive, Suite &

Santa Clara, CA, 95054

Cardiva Medical

1615 Wyatt Dr

Santa Clara, CA 95054

Dear Casey Holt

Pacific Ridge Builders is pleased to submit our Proposal for the modifications and improvements at 1615 Wyatt Dr.

We have based the scope of work and cost described below from:

From job walk with Casey Holt and Chris Sanderson based on leasing plan.

We expect this project to take 3 weeks and have allotted 24 hours of onsite supervision per week.

Scope of Work:

General Requirements

Provide adequate protection around area of work for finishes to remain.

Provide protection in the path of travel out of the building.

Provide dumpsters for all demolition and material scraping as required from scope of work; recycle where possible.

Final Cleaning

Provide a general cleaning in areas of work only.

Vacuum all carpet areas, mop all VCT/laminate flooring, dust blinds, etc.

Provide a one time steam cleaning of existing carpet in the office space.

Provide a general cleaning through the path of travel of construction.

Price does NOT include wox or sealers.

Demolition

Remove existing wall and sidelites in board room.

Remove 2 sections of wall to provide door openings.

Remove existing VCT Flooring in Quality room and Complaint room.

Remove and salvage [2] doors.

Architectural Casework

Provide 60” of upper/lower cabinets with countertop and backsplash as shown on the plans.

Plastic laminate to be from standard stocking materials.

Hardware to be standard material With standard pulls.

E	EXCLUDED: light roll under the upper cabinets.

Material to be brought into the building per building standards.

Doors/ Frames/Hardware

Relocate [2] doors as noted on the plans.

Provide [1] new non rated double wood door, frames, and hardware as noted on the plans to infill 12’x10’ space.

Provide new frame for additional sidelites and glass wall, as noted on plans.

Provide all modifications to the existing relocated doors to comply with new areas.

All material to match the existing in the space and as noted on the plans.

Ordering to proceed after submlttals are approved by responsible party.                         1

C-2-1

Glazing

Provide [2] 3’ x 9’ 1/4” clear tempered sidelites.

Provide [1] 1’ x 6’ 1/4” clear tempered sidelites.

Provide [1] 5’x4’ 1/4” clear tempered window at document storage room.

Provide [1] 24’x9’ 3/8” butt glazed glass wall at conference room.

.Ordering to proceed after frames are installed and field measurement are taken.

Metal Stud Framing

Provide [1] new walls to infill 10’x12’ space; Insulated as noted on the plans.

Provide framing for all door and sidelite locations.

Patch around new doors as noted on plans.

Furr 6’ of wall to allow for plumbing to be ran to new sink.

Provide all new wall finish to match the existing, level 4 finish.

Material to be brought into the building per building standards.

Acoustical Ceiling

Remove and stack the existing ceiling tiles throughout the area of work as needed.

Provide new tiles in Quality room as noted on plans.

Provide wall angle for new full height and above grid walls as noted.

Provide safety wires for relocated lighting and other registers.

Provide seismic compression posts as required per code; NEW and AFFECTED grid only.

All other acoustical ceilings are to remain as is.

Flooring

Provide new VCT flooring in Quality, Document storage and Complaint room, as noted on plans.

Provide rubber base at all affected and new flooring areas as noted.

Provide carpet patching under demoed wall in Board Room.

Provide transition strips at flooring material changes as noted.

Painting

Mask and protect the existing finishes as required for the new paint.

Paint corner to corner to match existing new walls/demolished walls.

Paint existing grid in Quality room, as noted on plans.

Paint around new doors and sidelites to match existing.

Provide necessary coats as needed for new and existing walls.

E	EXCLUDED: No deep tone colors have been figured.

Fire Life Safety

Fire life safety NIC, no scope has been figured.

Fire Sprinklers

Fire sprinklers NIC, no scope has been figured.

Plumbing

Safe-off plumbing above ceiling and below floor as needed for demolition.

Supply and install [2] Instahot.

Supply and install [2] Sump pump.

Supply and install waste and vent piping cast iron and or copper pipe and fittings POC within 60’

Supply and install cold water piping copper pipe and fittings POC within 60’.

Supply and install [2] Sink and faucet.

Excludes plans and permits

HVAC

Modify existing duct work for new conference room layout.

Reusing existing VAV box for the Board room, assumes adequate for this design.

Excludes plans and permits.

Electrical

Safe-off all electrical as needed for demolition.

Reconfigure switching to accommodate the new layout in the Board room.

Supply and install new lighting in proposed Board room, Quality room, and Complaint room.

Excludes plans and permits

Total Project Budget:
Ninety Three Thousand Six Hundred Eighty Dollars	--	$93,580.00

C-2-2

Pacific Ridge Builders is grateful for the opportunity to present this detailed scope and cost break down for your review. We are eager to work with you and your personnel to complete this project and to meet the desired and noted schedule. budget and Quality expectations. If you have any questions or need additional information on this budget please do not hesitate to call. I can be reached on my cell phone at (408) 761-8949.

Sincerely,

Jason Livingstone	(Approval Signature) (Date)
Vice President I Estimating
Pacific Ridge Builders	(Print Name) (Title)

C-2-3

September 21, 2018

Cardiva Medical

	Total
01000 - General Requirements	$1,660
01742 - Final Cleaning	$3,200
02220 - Demolition	$2,150
06000 - Woods and Plastics	$3,100
Rough Carpentry / Wood Framing		$0
Architectural Woodwork		$3,100
08000 - Doors and Windows	$17,141
Door, Frames, Hardware		$11,084
Glazing, Window Film		$6,057
09000 - Finishes	$23,995
Metal Stud Framing & Drywall		$7,275
Ceramic Tile		$0
Acoustical Ceilings		$6,790
floor Coverings		$4,530
Paint & Wall Coverting		$5,400
11000 - Equipment	$—
Kitchen Appliences (Dishwasher, Fridge, Etc.)		$0
12000 - Furnishings	$—
13000 - Fire Systems	$—
fire Detection & Alarm (FLS)		$0
wet-Pipe Fire Suppression Sprinkler		$0
15000 - Mechanical - HVAC & Plumbing	$17,754
Plumbing Fixtures & Equipment		$16,254
Air Distribution, Testing & Air Balancing		$1,500
16000 - Electrical	$10,537
Electrical Power &/or Lighting		$10,537
Subtotal Construction Cost	$79,537.00
01-307 Field Supervision	$5400.00
18-750 General liability Insurance 1.00%	$849.37
01-130 Building Permit (Allowance)	$—
19-900 Contingency (Direct Costs Only)	$—
20-110 Contractor Overhead 5.00%	$4,289.32
20-120 Contractor Fee 4.00%	$3,603.52
Total Project Cost with GC/Fee	$93,680.00

C-2-4

September 21, 2018

Cardiva Medical

1615 Wyatt Dr

Santa Clara, CA 95054

-- ALTERNATES NOT INCLUDE IN THE BASE BID --

1 Replacing Carpet in the Entire Office Space Price includes the demo of existing carpet.	ADD	$24,626.60

C-2-5

September 21,2018

CLARIFICATIONS AND EXCLUSIONS

RE:	Cardiva Medical

Clarifications

1	Project is based on standard labor hours.
2	We have accounted for two [2] hours to obtain project Permit.
3	Invoicing: Projects less than $50,000, invoicing will be net fourteen [14] days, no retention.
4	Reimbursable invoices, including permits, are to be net seven [7].
5	All change orders will be priced with same fee percentages as proposal and necessary OH.
OH&P will not be credited back on deductive change orders.
6	Owner to provide a non-obstructed access to work areas during construction.
7	we assume that the building meets all ADA current code requirements.
8	Project area to be free and clear of owner equipment and furniture prior to start of work.
9	We assume there is adequate electrical circuits available to meet the project design, new panels are not figured.
10	We assume the existing HVAC system is adequate to meet the project design intent.
11	Price includes minimal floor preparations for new finishes unless otherwise noted.
12	If lead times affect the critical path of the schedule, project will be delayed to work concurrently schedule.
13	Any demolition is figured for G.C. and associated recycling costs to keep demolition budget down.
14	Proposal is valid for 30 calendar days only due to labor and material increases.

Exclusions

1	Permit or plan check fees; to be a direct reimbursable expense.
2	Contingency.
3	Unknown or unforeseen conditions.
4	Furniture / cubicles / power poles.
5	Security or data communication.
6	Evacuation signage.
7	Hazardous testing and/or hazmat material testing or air clearances.
8	Special inspections and/or inspections.
9	Storm Water Pollution Protection Plan (SWPPP) or any containment.
10	Re-routing of utilities and/or electrical systems.
11	Dismantling and/or removal of the existing equipment and/or furniture to perform the work.
12	Seismic bracing unless noted in the base scope.
13	Draft stops, fire dampers, fire ratings, etc. not noted in the base price.
14	Master keying or keying of any doors.
15	Any provisions including liquidated damages.
LD’s will only be discussed with the intent of an early completion bonus.
16	x-raying or scanning of the existing slab.
17	Refrigerators, dishwashers, microwaves, and/or other appliances.
18	ADA corrections to the existing conditions.
19	Any 2016 Green Building Codes.
20	EV Charging stations and any infrastructure for this scope of work.

0.79

C-2-6

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

Landlord:	WASHCOP I LIMITED PARTNERSHIP, a Delaware limited partnership
Tenant:	CARDIVA MEDICAL, INC., a Delaware corporation
Lease Date: Premises:	____________________, 2018
Premises:	__________ square foot premises at ____

Pursuant to Paragraph 3 of the Lease, the Commencement Date is hereby established as ______________________________________ and the Expiration Date is _____________________.

TENANT:	LANDLORD:

By:	By:

Print Name:

Its:

By:

Print Name:

Its:

D-1

EXHIBIT E

TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.	General Information.

Name of Responding Company:

Check Applicable Status:	Prospective Tenant	Existing Tenant ______

Mailing Address:

Contact Person and Title:

Telephone Number:

Address of Leased Premises:

Length of Lease Term:

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2.	Storage of Hazardous Materials.

2.1	Will any hazardous materials be used or stored on-site?

Wastes	Yes _____	No _____

Chemical Products	Yes _____	No _____

2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.	Storage Tanks and Sumps.

3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes _____	No _____

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes _____	No _____

If so, attach the results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes _____             No _____

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes _____             No _____

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes _____ No _____

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	Spills.

4.1	During the past year, have any spills occurred at the premises?

Yes _____ No _____

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes _____ No _____

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes _____ No _____

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	Waste Management.

5.1	Has your company been issued an EPA Hazardous Waste Generator ID Number?

Yes _____             No _____

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes _____             No _____

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

_____ On-site treatment or recovery

_____ Discharged to sewer

_____ Transported and Disposal of off-site

_____ Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes _____             No _____

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.	Wastewater Treatment/Discharge.

6.1	Do you discharge wastewater to:

_____ storm drain?	_____ sewer?

_____ surface water?	_____ no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes _____             No _____

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.	Air Discharges.

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes _____             No _____

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying oven

Incinerator

Other (please describe) ___________________________________

No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes _____             No _____

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.

8.	Hazardous Materials Disclosures.

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes _____             No _____

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes _____             No _____

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes _____             No _____

If so, attach a copy of the program.

9.	Enforcement Actions, Complaints.

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes _____             No _____

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes _____             No _____

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes _____             No _____

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes _____             No _____

If so, identify who conducted the audit and when it was conducted.

Company Name

By:

Title:

Date:

EXHIBIT F

MISSION PARK SIGN CRITERIA

BUSINESS IDENTIFICATION SIGNS

1.

Tenant shall be permitted to install, at its sole cost and expense, only one business identification sign within the existing exterior monument sign. No other business identification signage shall be allowed including but not limited to any signage painted on or otherwise attached in any manner to the exterior building surfaces, planter walls, roof or other on-site or offsite improvements.

2.	No alterations shall be allowed to the exterior Building monument signs except as described below.

3.

A layout of the proposed monument sign showing copy, dimensions, materials, colors, installation details, etc. must be submitted to the Landlord prior to fabrication and installation. All Tenant signage shall require the advanced written approval by Landlord. In addition, signage must comply fully with any and all specific requirements of the CC&R’s and as directed by any and all local, state and federal building codes and requirements.

MONUMENT SIGNS

1.	All lettering surfaces shall be a uniform white finish.

2.	Multi-colored, die-cut-vinyl lettering affixed to the allowable surface area shall be permitted.

3.	The use of corporate logos and trade style shall be permitted, subject to Landlord’s written approval, provided such logos or trade styles are within the allowable sign area.

4.	Logo and lettering shall not exceed 80% of the designated sign area.

INFORMATIONAL AND VEHICULAR CONTROL SIGNS

1.	All informational and vehicular control signs shall require specific written approval by Landlord.

2.	No informational or vehicular control signs shall have a panel, which exceeds 5 square feet in area per side.

3.	No informational or vehicular control sign shall exceed a height of 4 feet above the underlying grade.

4.	No informational or vehicular control sign shall be located so as to reduce the flow of vehicles or pedestrians.

5.	No informational or vehicular control signs shall be internally illuminated or illuminated from the ground.

GENERAL REQUIREMENTS

1.

All sign contractors employed by the Tenant, or Tenant’s Agents, shall provide proof of current Workers’ Compensation and certificates of insurance. The Tenant shall indemnify the Landlord from any damages that may arise from the installation, maintenance, use or removal of the Tenants’ sign.

2.

All signs shall be constructed, installed, maintained and removed at the Tenant’s sole cost and expense. Landlord may require Tenant to replace the sign, as needed, at Tenant’s sole cost and expense in order to maintain an acceptable appearance of the sign.

F-1

3.	No messages or advertising of any kind including, but not limited to, advertising of products, services or job openings, grand opening, etc. shall be permitted.

4.	No trademarks, name, stamps or decals of the sign manufacturer or installer may be displayed on any portion of the sign.

5.	Landlord reserves the right to refuse acceptance of any design for aesthetic or installation compliance as interpreted by the Landlord at its sole and absolute discretion.

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F-2

EXHIBIT G

LETTER OF CREDIT

(to be attached)

G-1

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSU ANCE BY APPLICANT

IRREVOCABLE STANDBY LETTER OF CREDIT NO LC_______

DATE:

ISSUING BANK:	WESTERN ALLIANCE BANK
55 ALMADEN BOULEVARD, SUITE 100
SAN JOSE, CA 95113

BENEFICIARY:	WASHCOP I LIMITED PARTNERSHIP
C/O WASHINGTON HOLDINGS
600 UNIVERSITY STREET, SUITE 2820
SEATTLE, WA 98101

WITH A COPY TO:

WASHINGTON HOLDINGS
1800 WYATT DRIVE, SUITE 8
SANTA CLARA, CA 95054

APPLICANT:	CARDIVA MEDICAL, INC.
1615 WYATT DRIVE
SANTA CLARA, CA 95054

AMOUNT:	USD 200,000.00

EXPIRATION DATE:	OCTOBER XX, 2019 [ONE YEAR FROM ISSUANCE]

LOCATION:	AT OUR COUNTER IN SAN JOSE, CALIFORNIA

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. LC______ IN YOUR FAVOR (THE “BENEFICIARY”) AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXH1BIT “A”.

3.	BENEFICIARY’S DATED AND SIGNED STATEMENT STATING THE FOLLOWING:

(A)

“THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF THE STANDY LETTER OF CREDIT NO.                (THE “LETTER OF CREDIT”), HEREBY CERTIFIES THAT IN ACCORDANCE WITH THAT CERTAIN LEASE AGREEMENT DATED ______, 2018, BY AND BETWEEN WASHCOP I LIMITED PARTNERSHIP AS “ LANDLORD” AND CARDIVA MEDICAL, INC. AS “TENANT” AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE, BENEFICIARY IS ENTITLED TO DRAW ON THE LETTER OF CREDIT IN THE REQUESTED AMOUNT AS A RESULT THEREOF.”

[OR]

(B)

THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF THE STANDBY LETTER OF CREDIT NO.                (THE “LETTER OF CREDIT”), HEREBY CERTIFIES THAT (I) BENEFICIARY HAS RECEIVED NOTICE FROM WESTERN ALLIANCE BANK THAT THE LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND ITS CURRENT EXPIRATION DATE, AND (II) THE

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 1 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER FDIC

“TENANT” UNDER THAT CERTAIN LEASE AGREEMENT DATED ______, 2018, BY AND BETWEEN WASHCOP I LIMITED PARTNERSHIP AS “LANDLORD” AND CARDIVA MEDICAL, INC. AS “TENANT”, HAS FAILED TO SECURE AND DELIVER TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT IN THE FORM AND SUBSTANCE SATISFACTORY TO BENEFICIARY WITHIN SIXTY (60) DAYS PRIOR TO THE EXPIRATION OF THE LETTER OF CREDIT.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE ALLOWED. THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFTS UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFTS ARE IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY WITHOUT INQUIRY INTO THE EFFECTIVENESS OF BENEFICIARY’S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED BY THE BENEFICIARY IN ITS ENTIRETY THROUGH THE ISSUING BANK BUT IN EACH INSTANCE TO A SINGLE TRANSFEREE AND ONLY ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE, UPON OUR RECEIPT OF THE ATTACHED EXHIBIT “ B” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S). OUR TRANSFER FEE IN CONNECTION WITH ANY SUCH TRANSFER SHALL BE PAYABLE BY APPLICANT. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK, PROVIDED THAT IN LIEU OF SUCH BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE THE ISSUING BANK WITH AN INCUMBENCY CERTIFICATE DOCUMENTING THE SIGNER’S AUTHORITY OR OTHER ALTERNATIVE EVIDENCE REASONABLY SATISFACTORY TO THE ISSUING BANK DOCUMENTING THE SAME. IN THE EVENT THAT THE ISSUING BANK INCURS ADDITIONAL FEES (OTHER THAN THE TRANSFER FEE SPECIFIED ABOVE) RELATED TO THE REVIEW OF SUCH ADDITIONAL DOCUMENTATION, SUCH FEES SHALL BE THE SOLE RESPONSIBILITY OF APPLICANT. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY ANY SUCH ADDITIONAL FEES.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT FULLY AND FINALLY EXPIRES, FEBRUARY 29, 2024, IS THE “TERMINAL EXPIRY DATE”, IF IT HAS NOT PREVIOUSLY EXPIRED IN ACCORDANCE WITH THE SUCCEEDING PARAGRAPH. NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER THE TERMINAL EXPIRY DATE WILL BE HONORED.

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR CONSECUTIVE ONE YEAR PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE HAVE SENT YOU A WRITTEN NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. A COPY OF OUR ABOVE NOTICE OF NON-EXTENSION SHALL BE SENT TO WASHINGTON HOLDINGS, 1800 WYATT DRIVE, SUITE 8, SANTA CLARA, CA 95054. HOWEVER, LACK OF RECEIPT OF SUCH COPY DOES NOT INVALIDATE OUR NOTICE OF NON-EXTENSION TO THE BENEFICIARY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 2 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER FDIC

DOCUMENTS MUST BE FORWARDED TO US BY HAND DELIVERY OR OVERNIGHT DELIVERY SERVICE TO: WESTERN ALLIANCE BANK, 55 ALMADEN BLVD., SUITE 100, SAN JOSE, CA 95113, U.S.A . ATTENTION: INTERNATIONAL BANKING—STANDBY LETTER OF CREDIT DEPARTMENT.

PRESENTATION OF SUCH DRAWING DOCUMENTS MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO.(408) 275-0362 OR SUCH OTHER FAX NUMBER IDENTIFIED BY ISSUER IN A WRITTEN NOTICE TO YOU. TO THE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST (I) PROVIDE EMAIL NOTIFICATION THEREOF TO ISSUER AT LETTEROFCREDIT-DL@BRIDGEBANK.COM PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF THE DRAWING DOCUMENTS TO ISSUER BY OVERNIGHT COURIER TO THE ADDRESS PROVIDED BELOW FOR PRESENTATION OF DOCUMENTS.

IF THE DRAWING DOCUMENTS ARE PRESENTED HEREUNDER BY SIGHT OR FACSIMILE TRANSMISSION AS PERMITTED HEREUNDER, AND PROVIDED THAT SUCH DRAWING DOCUMENTS CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OR TO YOUR DESIGNEE, OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS ON THE FOURTH BANKING DAY SUBJECT TO THE BANK’S RECEIPT OF THE ORIGINAL DRAWING DOCUMENTS. IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU NOTICE WITHIN TWO (2) BANKING DAYS THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT SUBJECT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.

AS USED HEREIN, THE TERM “BANKING DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SAN JOSE, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE TERMINAL EXPIRY DATE IS NOT A BANKING DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BANKING DAY.

ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT INCLUDING WIRE REMITTANCE FEE ARE FOR THE ACCOUNT OF THE APPLICANT.

WE HEREBY ENGAGE WITH YOU THAT THE DRAFT(S) DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

WESTERN ALLIANCE BANK

EXECUTIVE VICE PRESIDENT

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 3 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER FDIC

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF USS

US DOLLARS

“DRAWN UNDER WESTERN ALLIANCE BANK SAN JOSE CALIFORNIA IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: , DATED: .’’

TO: WESTERN ALLIANCE BANK INTERNATIONAL BANKING 55 ALMADEN BLVD SUITE 100 SAN JOSE, CA, 95113 U.S.A.	WASHCOP I LIMITED PARTNERSHIP (“BENEFICIARY”)
AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE	ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2.	REFNO	YOUR REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF:	NAME OF BENEFICIARY
4.	US$	AMOUNT OF DRAWING IN NUMERIC FIGURES
5.	US DOLLARS	AMOUNT OF DRAWING - IN WORDS.
6.	LETTER OF CREDIT NUMBER:	OUR STANDBY LETTER OF CREDIT NUMBER
7.	DATED:	ISSUANCE DATE OF STANDBY LETTER OF CREDIT

NOTE: BENEFICIARY MUST ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD ENDORSE A CHECK.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 4 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER EDIC

EXHIBIT “B”

LETTER OF CREDIT TRANSFER INSTRUCTIONS

TO:	WESTERN ALLIANCE BANK
55 ALMADEN BLVD
SUITE 100
SAN JOSE, CA 95113
U.S.A.

ATTN:	INTERNATIONAL BANKING
[intentionally omitted]

DATE:

RE:	WESTERN ALLIANCE BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.________________ LETTER OF CREDIT DATED:________________

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

(CONTACT NAME)

(TELEPHONE NUMBER)

(“TRANSFEREE”) ALL RIGHTS OF BENEFICIARY UNDER THE ABOVE LETTER OF CREDIT (“ LETTER OF CREDIT”) AND TRANSFEREE SHALL HAVE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING WITHOUT LIMITATION SOLE RIGHTS RELATING TO ANY AMENDMENTS THERETO, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. IN CONNECTION WITH THE FOREGOING, BENEFICIARY HEREBY IRREVOCABLY AGREES AND INSTRUCTS YOU.

(A)	THAT BENEFICIARY DOES NOT RETAIN ANY RIGHT TO REFUSE TO ALLOW YOU TO ADVISE TRANSFEREE OF ANY AMENDMENT TO THE LETTER OF CREDIT,

(B)	THAT ALL FUTURE AMENDMENTS TO THE LETTER OF CREDIT ARE TO BE ADVISED DIRECTLY TO TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO BENEFICIARY, AND

(C)	THAT THERE WILL BE NO SUBSTITUTION OF BENEFICIARY’S DRAFT(S) AND/OR OTHER DOCUMENTS FOR THOSE PRESENTED TO YOU BY TRANSFEREE.

WE ENCLOSE HEREWITH THE ORIGINAL LETTER OF CREDIT (AND ALL ORIGINAL AMENDMENTS THERETO DATED ON OR PRIOR TO THE DATE OF THESE TRANSFER INSTRUCTIONS) AND, TOGETHER WITH TRANSFEREE, REQUEST THAT YOU TRANSFER THE LETTER OF CREDIT TO TRANSFEREE BY REISSUING THE LETTER OF CREDIT IN FAVOR OF THE TRANSFEREE WITH PROVISIONS CONSISTENT WITH THE LETTER OF CREDIT. BENEFICIARY AND TRANSFEREE AGREE THAT ANY CHARGES ASSESSED BY YOU IN RELATION TO THIS

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 5 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER FDIC

TRANSFER SHALL BE PAID BY APPLICANT. HOWEVER, THIS TRANSFER SHALL IN NO EVENT BE CONTINGENT UPON SUCH PAYMENT BY APPLICANT.

WE WARRANT THAT THE TRANSACTION INVOLVED IS NOT IN VIOLATION OF ANY U.S. FOREIGN ASSETS CONTROL REGULATIONS.

THIS TRANSFER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, ANY DISPUTES WITH RESPECT TO OR ARISING RELATED THERETO SHALL BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE TO WHICH JURISDICTION THE PARTIES HEREBY SUBMIT.

VERY TRULY YOURS, (NAME OF BENEFICIARY) (AUTHORIZED SIGNATURE) ACKNOWLEDGED AND ACCEPTED THIS __________ DAY OF __________, _____________ (NAME OF TRANSFEREE) (AUTHORIZED SIGNATURE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Beneficiary’s Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 6 of 7

CLIENT SIGNATURES
WESTERN ALLIANCE BANK. MEMBER FDIC